AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON *

                              REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      First Enterprise Service Group, Inc.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------

          Florida                           6770                                Applied For

State or other jurisdiction of        PRIMARY  STANDARD  INDUSTRIAL  I.R.S.     Employer
incorporation or organization         CLASSIFICATION CODE NUMBER                Identification No.

------------------------------------------------------------------------------


                              2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

    (Address,       including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                               Michael T. Williams
                                    PRESIDENT
                      First Enterprise Service Group, Inc.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)
        APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO THE PUBLIC:
  As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act,check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]
------------------------
CALCULATION OF REGISTRATION FEE


Title of each
class of           Amount
securities         to be           Proposed          Proposed     Amount of
to be              registered      maximum           maximum      registration
registered         per unit        offering price    aggregate    fee


Common
Stock, par
Value - no        25,418,423          $.001           $2,541.84       $847.28
           --------------------------------------------------------------------


(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Space Systems International pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f)(2). As of the filing of this registration statement, Space Systems International had an accumulated capital deficit. In addition, Space Systems International's common stock has no par value. Accordingly, the proposed maximum offering price has been calculated by multiplying one-third,1/3, of an assumed par value for Space Systems International's Common Stock of .0001par per share, pursuant to Delaware law by the maximum number of shares to be issued to the holders of Space Systems International common stock in the merger.

                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                    Space Systems International, Corporation

  INFORMATION STATEMENT FOR STOCKHOLDERS OF SPACE SYSTEMS INTERNATIONAL, CORP..
  -----------------------------------------------------------------------------

                      First Enterprise Service Group, Inc.

                                   PROSPECTUS

Space Systems International, Inc., a Delaware corporation, and First Enterprise Service Group, Inc., a Florida corporation have entered into a merger agreement. As a result of the merger, each outstanding share of Space Systems International common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of First Enterprise Service Group common stock. When the merger closes, First Enterprise Service Group will change its name to Space Systems International and will be the surviving corporation. It will become a reporting company under the Exchange Act and file to have its stock quoted on the OTC Bulletin Board.

The following table contains comparative share information for stockholders of Space Systems International and First Enterprise Service Group immediately after the closing of the merger.

                   The former stockholders of   The current stockholders            Total
                  Space Systems International* of First Enterprise Service Group
----------------- --------------------------- ------------------------------------ ------------
----------------- --------------------------- ------------------------------------ ------------

Number            24,655,870                   762,553                              25,418,423
Percentage        97%                          3%                                   100%
----------------- --------------------------- ------------------------------------ ------------

*Assumes conversion of 7,120,720 shares of Class A preferred stock and exercise of options to acquire an additional 3,500,000 shares of SSI common stock.

Written consents are being solicited from stockholders of Space Systems International. Assuming consents are secured from stockholders owning more than 50% of the stock of Space Systems International, stockholders who did not consent to the merger will, by otherwise complying with Delaware corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this information statement for stockholders of Space Systems International/prospectus. Based upon the ownership of more than 50% of Space Systems International common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

The merger presents some risks. We suggest SSI stockholders review "Risk Factors" beginning on page 14. Stockholders of Space Systems International who do not wish to give their written consent have dissenters' rights of appraisal under Delaware law. These are discussed in detail beginning on page 25.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the First Enterprise Service Group common stock to be issued in the merger or if this information statement for stockholders of Space Systems International /prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this information statement for stockholders of Space Systems International prospectus is ****, and it is first being mailed to Space Systems International stockholders on or about ***.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Space Systems International, Inc. that in accordance with the provisions of Delaware law, SSI stockholders are asked to consider and give SSI stockholders written consent to a proposal to approve:

o The merger agreement and plan of reorganization dated as of between Space Systems International, a Delaware corporation, and First Enterprise Service Group, Inc., a Florida corporation


o The articles of merger which will be filed with the offices of the secretary of state of the state of Delaware.

In the materials accompanying this notice, SSI stockholders will find an information statement for stockholders of Space Systems International/prospectus relating to the merger proposal and a form of written consent. The information statement for stockholders of Space Systems International/prospectus more fully describes the proposal and includes information about First Enterprise Service Group and Space Systems International. We strongly urge SSI stockholders to read and consider carefully this document in its entirety.

Space Systems International's board of directors has determined that the merger is fair to SSI stockholders and in SSI stockholders best interests. Accordingly, the board of directors of Space Systems International has unanimously approved the merger agreement and the board unanimously recommends that SSI stockholders consent to the transaction.

Space Systems International, Inc.

John M. Papazian,
Chairman and President

                                 WRITTEN CONSENT

If SSI stockholders want to give SSI stockholders consent and vote FOR the merger, please sign below and return to:

John M. Papazian,
Chairman and President
Space Systems International Corporation
11440 West Bernardo Court, Suite 300
San Diego, CA 92127
Telephone: 619/674-6600


Stockholder
#1 Signature________________________________________________________


Print
or
Type Name___________________________________________________________

Stockholder
#2 Signature________________________________________________________


Print
or
Type Name___________________________________________________________


Number
of Shares__________________________________________________________

If SSI stockholders do not wish to give SSI stockholders consent to vote for the merger, SSI stockholders may do nothing. Remember, however, that SSI stockholders must comply with the appropriate provisions of Delaware law to exercise dissenters rights.

                                     SUMMARY

In the merger, Space Systems International's stockholders will exchange their shares for shares of First Enterprise Service Group, and First Enterprise Service Group will be the surviving company of Space Systems International. The merger agreement is attached as an exhibit to the registration statement.

The Companies

First Enterprise Service Group, Inc.
2503 W. Gardner Ct.
Tampa, FL  33611
Telephone:  813/831-9348

We were organized under the laws of the state of Florida in April, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire through a registered securities offering a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

We have never offered or sold any securities in either a registered or unregistered transaction except for issuing shares to our 17 stockholders upon our formation.


Space Systems International Corporation
11440 West Bernardo Court, Suite 300
San Diego, CA 92127
Telephone: 619/674-6600

SSI was incorporated in Delaware in 1998. SSI markets remote sensing and telecommunications systems, products and services.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

Eighty-six percent of First Enterprise Service Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Stockholders owning more than 50% of our common stock have executed a written consent voting to approve the merger. No further consent of SSI stockholders or any of the stockholders of First Enterprise Service Group is necessary to approve the merger under the laws of the state of Florida.

Approximately 54.05% of Space Systems International's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from stockholders owning more than 50% of the stock of Space Systems International, stockholders who did not consent to the merger will, by otherwise complying with Delaware corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this information statement for stockholders of Space Systems International/prospectus. Based upon the ownership of more than 50% of Space Systems International common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

No regulatory approval required

Neither First Enterprise Service Group nor Space Systems International is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Delaware, the filing with the Commission of the registration statement on Form S-4 registering the shares and this information statement for stockholders of Space Systems International/prospectus, and compliance with all applicable state securities laws regarding the offering and issuance of the shares.

Dissenters' rights

Dissenters' rights of appraisal exist. In general, under Delaware law, any stockholder who does not give consent for the merger and files a written demand for appraisal with Space Systems International within 20 days after receiving notice will be paid the fair value of the shares on the date of the closing of the merger, as determined by a Delaware court. These rights the way SSI stockholders exercise them are discussed in greater detail beginning on page 25.

Federal income tax consequences

Tax matters are very complicated and the tax consequences of the merger to SSI stockholders will depend on the facts of SSI stockholders own situation. SSI stockholders should consult SSI stockholders tax advisors for a full understanding of the tax consequences of the merger to SSI stockholders. In the merger, neither Space Systems International nor its stockholders will recognize gain or loss for federal income tax purposes as a result of the merger, as further discussed on page 25.

Other Information for Space Systems International Stockholders:

o Do not send in SSI stockholders Space Systems International stock certificates now. If the merger is completed, we will send SSI stockholders written instructions for exchanging SSI stockholders shares.

o The merger has been structured as a tax-free reorganization. The tax basis in SSI stockholders Space Systems International common stock will carryover and become the tax basis in SSI stockholders new shares of First Enterprise Service Group common stock.

o Like Space Systems International, First Enterprise Service Group has never paid any dividends.

o If SSI stockholders have any questions about the merger, please call Ed Daley, at Space Systems International at (619)-283-7648.

Selected Historical Financial Information

The  following  selected  historical  financial  information  of  Space  Systems
International and First Enterprise Service Group has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this information statement for stockholders of Space Systems International prospectus.

SPACE SYSTEMS INTERNATIONAL SELECTED HISTORICAL FINANCIAL INFORMATION

SSI SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected financial information should be read in conjunction with the SSI audited financial statements for the years ended February 28, 1999 and February 29, 2000 included elsewhere in the registration statement and
Management's Discussion and Analysis of Financial Condition and Results of Operations. The historical selected financial information for the three months ended May 31, 1999 and 2000 are derived from and should be read in conjunction with the SSI unaudited financial statements included elsewhere in the registration statement. The unaudited financial statements, in our opinion, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for the periods presented. The results of operations for the three months ended May 31, 2000 are not necessarily indicative of results to be expected for the full year.

                                      Years ended
                                      February 28,   February 29,    Three months ended     May 31,
                                         1999           2000               1999              2000
                                                                        (Unaudited)       (Unaudited)

Statement of operations data:
  Revenues                               $58,526         $897,321         $104,662           $160,850
  Cost of revenue                         10,341          560,161           39,086            111,553
  Gross margin                            48,185          337,160           65,576             49,297
  Operating expenses                     501,153        1,750,001          110,720             41,333
  Interest expense                         2,097           26,493              952              1,773
  Net income (loss)                    $(455,065)     $(1,439,334)        $(46,096)            $6,191
  Basic and diluted
  net income (loss)
  per share                               $(0.05)         $ (0.13)         $(0.005)           $0.0005

     Shares used to compute basic and diluted net income (loss) 9,464,417 11,028,067 10,150,150 13,035,150 per share The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue. The results of operations data for the three months ended May 31, 2000 are not necessarily indicative of the results to be expected for the full year or future periods.

                                   Years Ended
                                   February 28,      February 29,    Three months ended      May 31,
                                     1999              2000                  1999              2000
                                                                        (Unaudited)        (Unaudited)
Statement of operations data
  Revenues                          100.0%             100.0%              100.0%             100.0%
  Cost of revenue                    17.7%              62.4%               37.3%              69.4%
  Gross margin                       82.3%              37.6%               62.7%              30.6%
  Operating expenses                856.3%             195.0%              105.8%              25.7%
  Interest expense                    3.6%               3.0%                0.9%               1.1%
  Net income (loss)                (777.5%)           (160.4%)              (44.0%)             3.8%


FIRST ENTERPRISE SERVICE GROUP SELECTED HISTORICAL FINANCIAL DATA


The following information concerning our financial position and operations is as of and for the year ended December 31, 1999.

Total assets                  $0
Total liabilities              0
Equity                        79
Sales                          0
Net loss                     (79)
Net loss per share          0.00


     UNAUDITED  PRO  FORMA  COMBINED  FINANCIAL   STATEMENTS  OF  SPACE  SYSTEMS
                INTERNATIONAL AND FIRST ENTERPRISE SERVICE GROUP

                SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST
                          ENTERPRISE SERVICE GROUP INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                February 29, 2000

                                                  First
                            Space Systems         Enterprise
                            International Corp.   Service Group Inc.                       Pro Forma
                            February 29,          December 31,          Pro Forma          February 29,
                                2000                  1999              Adjustments           2000
                            (Unaudited)            (Unaudited)          (Unaudited)        (Unaudited)

Current assets:
Cash                          $37,193                 $-                   $-                $37,193
Accounts receivable            87,548                  -                    -                 87,548
Common stock
subscriptions receivable       56,000                  -                    -                 56,000
Prepaid expenses                   -                   -                    -                     -
Deferred consulting
expenses                      500,712                  -                    -                500,712


   Total current assets       681,453                  -                    -                681,453


Fixed assets:
  Furniture and equipment,
  net of accumulated
  depreciation
  of $3,692                    2,397                   -                    -                 2,397

Other noncurrent assets          397                   -                    -                   397

Total assets                $684,247                  $-                   $-              $684,247

Current liabilities:
  Accounts payable and
   accrued liabilities      $264,490                  $-                   $-              $264,490
  Notes payable               44,079                   -                    -                44,079
  Deferred revenue            34,700                   -                    -                34,700

Total current liabilities    343,269                   -                    -               343,269


Commitments and contingencies


Shareholders' equity (deficit):
  Preferred stock               712                    -                    -                  712

  Common stock                1,404                    79                   -                1,483

  Contributed and
   paid in capital        2,418,499                    -                    -            2,418,499


  Common stock
   subscriptions
   receivables              (50,000)                   -                    -              (50,000)

  Accumulated deficit    (2,029,637)                  (79)                  -           (2,029,716)


  Total shareholders'
   equity (deficit)         340,978                    -                    -               340,978


  Total liabilities and
   shareholders' equity    $684,247                   $-                   $-              $684,247





SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended February 29, 2000


                                                    First
                           Space Systems            Enterprise
                           International Corp.      Service Group Inc.
                           For the year             For the period                           Pro Forma
                           ended                    April 6, 1999 to       Pro Forma         Combined
                           February 29, 2000        December 31, 1999      Adjustments       February 29, 2000
                             (Unaudited)               (Unaudited)         (Unaudited)          (Unaudited)

Revenues                      $897,321                     $-                    $-              $897,321
Cost of revenues               560,161                      -                                     560,161
Gross margin                   337,160                      -                     -               337,160
Operating expenses           1,750,001                     79                     -             1,750,080
Interest expense                26,493                      -                     -                26,493

Net gain (loss)            $(1,439,334)                  $(79)                    $-          $(1,439,413)

Basic net income
per share                       $(0.13)                $(0.00)

                                                                                                  $(0.13)

Shares used to compute
  basic net income per
  share                     11,028,067               3,000,000                                11,028,067


 SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  May 31, 2000


                                                               First
                                       Space Systems           Enterprise
                                       International Corp.     Service Group Inc.                   Pro Forma
                                       May 31,                 March 31,            Pro Forma       May 31,
                                          2000                      2000            Adjustments      2000
                                        (Unaudited)            (Unaudited)          (Unaudited)   (Unaudited)

Current assets:
  Cash                                     $14,999                     $-                  $-         $14,999
  Accounts receivable                       87,190                      -                   -          87,190
  Common stock subscriptions receivable          -                      -                   -               -
  Prepaid expenses                               -                      -                   -               -
  Deferred consulting expenses             500,712                      -                   -         500,712

Total current assets                       602,901                      -                   -         602,901


Fixed assets:
  Furniture and equipment, net of
   accumulated depreciation
   of $3,892                                 2,197                      -                   -           2,197
  Other noncurrent assets                      397                      -                   -             397

    Total assets                          $605,495                     $-                  $-        $605,495

Current liabilities:
  Accounts payable and
   accrued liabilities                    $204,861                     $-                  $-        $204,861

  Notes payable                             53,665                      -                   -          53,665
  Deferred revenue                               -                      -                   -               -
  Total current liabilities                258,526                      -                   -         258,526


Commitments and contingencies

Shareholders' equity (deficit):
  Preferred stock                              712                       -                  -             712

  Common stock                               1,404                      79                  -           1,483

  Contributed and paid in capital        2,418,499                   1,000                  -       2,419,499

  Common stock subscriptions receivables   (50,000)                      -                  -         (50,000)

  Accumulated deficit                   (2,023,646)                 (1,079)                 -      (2,024,725)


  Total shareholders' equity (deficit)     346,969                       -                  -         346,969


  Total liabilities and
   shareholders' equity                   $605,495                       $-                 $-       $605,495



 SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       For three months ended May 31, 2000

                                                         First
                                Space Systems            Enterprise
                                International Corp.      Service Group Inc.
                                For the year             For the 3 months                        Pro Forma
                                ended                    ended                 Pro Forma         Combined
                                May 31, 2000             March 31, 2000        Adjustments       May 31, 2000
                                 (Unaudited)               (Unaudited)         (Unaudited)        (Unaudited)

Revenues                             $160,850              $-                   $-                 $160,850
Cost of revenues                      111,553               -                    -                  111,553
Gross margin                           49,297               -                    -                   49,297
Operating expenses                     41,533            1,000                   -                   42,333
Interest expense                        1,773               -                    -                    1,773

Net gain (loss)                        $5,991          $(1,000)                 $-                   $4,991

Basic net income per share            $ .0005          $ (0.00)                                      $.0003

Shares used to compute basic net
    income per share               13,035,150        3,000,000                                   16,035,150


                                  RISK FACTORS

Because SSI has experienced losses, including a loss of $1,439,334 for the year ended February 29, 2000 and SSI expects its expenses to increase, SSI may not be able to achieve profitability.

Almost since its inception, SSI has incurred losses. As of the end of its last fiscal year, SSI had an accumulated deficit of $2,029,637. SSI expects to continue to incur losses until it is able to significantly increase revenues from sales of its remote sensing and telecommunications systems, products and services. SSI's operating expenses are expected to continue to increase significantly in connection with its proposed expanded activities, particularly with regard to more aggressive marketing. To a large extent these expenses are fixed. At the same time, SSI cannot be certain that it will be able to accurately predict its revenues, particularly in light of the general uncertainty and intense competition for the sale of remote sensing and telecommunications systems, and SSI's limited operating history. Accordingly, SSI's future profitability will depend on its ability to increase its revenues while controlling costs. SSI may never become or remain profitable.

SSI needs to obtain at least $500,000 in additional sales or financing, or both, in the next 12 months or it will not be able to remain a going concern, in which case SSI stockholders stock will probably have no value.

SSI's independent certified public accountants have pointed out that SSI has an accumulated deficit and negative working capital such that SSI's ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations.

If SSI does not secure this additional $500,000 revenue or financing in the next 12 months, then SSI stockholders will probably lose SSI stockholders entire investment. SSI has no commitment from any source to provide any financing. If SSI does not generate the required amount in sales revenues, SSI might not be able to secure these necessary funds from a financing transaction.

SSI will depend on individual product orders short-term contracts that may not be renewed if customers stop ordering its remote sensing and telecommunications systems, products and services or cancel or do not renew contracts. If that were to happen, it would reduce SSI's revenues and increase its losses.

SSI anticipates that it will derive a significant portion of its revenues from the sale of its remote sensing equipment and telecommunications systems, products and services. A significant number of these remote sensing and telecommunications products and services sales will be made under short-term contracts that average less than 12 months in length. Many of SSI's short term contract customers for its products and services could cease purchasing either or products and services quickly and without penalty. As a result, SSI's quarterly operating results will depend heavily on revenues from individual sales contracts for its remote sensing and telecommunications systems, products and services entered into within the quarter and on its ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If customers stop placing individual orders or cancel or defer existing remote sensing and telecommunications systems and products and services contracts or if we fail to obtain new contracts in any quarter, SSI's revenues for that quarter and future periods will be reduced.

SSI may not be able to compete successfully as there is increased competition from larger, better financed competitors with larger sales staffs. Its inability to compete successfully could reduce its revenues or even cause it to go out of business.

The market for remote sensing and telecommunications systems, products and services is intensely competitive and rapidly changing. SSI is subject to competition that is expected to intensify in the future because the number of competitors is increasing. For example, 5 years ago, there were no real competitors in this business. Today. SSI is significantly smaller than the majority of our national and multinational competitors, and SSI may lack the financial resources needed to capture increased market share.

For example, its larger competitors

o        Are better known
o        Have longer operating histories
o Have well-established reputations forproviding remote sensing and telecommunications systems.
o        Have  broader  distribution  abilities
o        Have strongersales and marketing abilities
o        Have more technical expertise
o        Have greater human and financial resources

SSI currently does not have the human or financial resources needed to compete on this level.

SSI's revenues would be significantly reduced if Globalstar and Ericsson, its major customers, ceased to purchase from it, which could easily happen.

SSI is dependent on the purchase of telecommunications engineering support in Russia from us to Globalstar and Ericsson. These customers account for in excess of 96% of its sales. The agreements with these customers are short-term in nature and can be canceled with a 30 day notice and 3 months termination pay required under Russian law.

If SSI cannot obtain access to the required remote sensing images or to telecommunications products that make up part of SSI's systems, sales of SSI's remote sensing and telecommunications systems, products and services may decline and this would reduce SSI's operating revenues.

SSI relies upon third-party providers of required remote sensing images or telecommunications products that make up part of its systems. If the SSI fails to obtain what it needs from these providers, SSI's sales revenue might decrease. SSI's ability to obtain required remote sensing images or telecommunications products that make up part of its systems may be harmed by a number of factors, including the following:
o Third parties may increase the price of the required remote sensing images or telecommunications products that make up part of SSI's systems.
o Many third-party providers of remote sensing images or telecommunications products that make up part of SSI's systems may compete with SSI for customers and may decide not to provide us with remote sensing images or telecommunications products that make up part of SSI's systems
o SSI anticipates that its contracts, if any, with third party providers will be usually short-term and may be canceled with little or no notice.
o SSI's competitors and many third-party providers of remote sensing images or telecommunications products that make up part of its systems may provide products and services that are similar or the same as SSI's our remote sensing and telecommunications systems, products and services and may do so at a lower cost.

Because SSI has international operations, due to potential economic and political risks - particularly in Russia - that don't exist in the US, the supply of SSI's product components and the international distribution of SSI's remote sensing and telecommunications products and other aspects of its international operations could be disrupted, which would reduce its revenues.

SSI's international operations are subject to the inherent risks of doing business abroad. The loss of certain foreign suppliers, customers or distributors could harm its ability to deliver SSI's products on time and cause its sales to decline. SSI's financial performance could be harmed by many events and circumstances relating to SSI's international operations, including:

    - Shipping delays and cancellations; - Increases in import duties and tariffs; - Foreign exchange rate fluctuations; - Changes in foreign laws and regulations; and - Political and economic instability.


All of SSI's current significant operations are located in Russia and as a result its operations could be disrupted by :

o        economic and political instability in Russia
o        transportation delays
o        restrictive actions by the Russian government
o the laws and policies of the United States a ffecting importation of goods, including duties, quotas and taxes
o        Russia trade and tax laws


In particular, SSI's revenues could be reduced if the ruble appreciates significantly relative to the United States dollar because the cost of SSI's operations fluctuates with the value of the ruble.

                                Merger approvals

On December 31, 1999, Michael T. Williams as the sole member of the board of directors of First Enterprise Service Group approved the merger proposal. The majority of First Enterprise's stockholders proved the merger proposal on the same date.

On June 1 ,  1999,  the  board  of  directors  of  Space  Systems  International
Corporation unanimously approved the merger proposal. No consents will be solicited or accepted until after the effective date of this information statement for stockholders of Space Systems International/prospectus. Based upon the ownership of more than 50% of Space Systems International common stock by officers, directors and affiliates, it appears that a favorable vote is assured.


                               Merger transaction

The merger agreement provides that SSI stockholders will receive one share of First Enterprise Service Group common stock for each share of SSI common stock one share of First Enterprise Service Group Class A Preferred Stock for each share of SSI Class A Preferred Stock and that SSI stockholders own.

The following table contains comparative share information for stockholders of Space Systems International and First Enterprise Service Group immediately after the closing of the merger.

                The former stockholders of      The current stockholders of     Total
                Space Systems International *   First Enterprise Service Group

Number            24,655,870                       762,553                      25,418,423
Percentage        97%                              3%                           100%

*Assumes conversion of 7,120,720 shares of Class A preferred stock and exercise of options to acquire an additional 3,500,000 shares of SSI common stock.

The total number of shares of Class A preferred stock that First Enterprise Service Group will issue to all of the SSI stockholders in the merger is 7,120,720. There are additional 2,879,280 shares of Class A Preferred Stock authorized but unissued. We will have the same number of such shares authorized but unissued after the merger, assuming no further issuance of Class A preferred stock by SSI prior to the closing of the merger. The shares issuable upon conversion of the Class A preferred stock are not being registered under this registration statement.

There are options to acquire an additional 3,500,000 shares of SSI common stock outstanding prior to this merger. These will be converted to options to acquire our stock following the merger. The shares underlying the options are not being registered under this registration statement.

None of the shares of First Enterprise Service Group common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of such shares not otherwise returned to us as provided in the merger agreement will be outstanding capital stock of First Enterprise Service Group after the closing of the merger.

The agreement provides that at the closing of the merger, First Enterprise Service Group will

o        Reincorporate in Delaware
o        Change its name to SSI
o        Adopt  SSI's articles and bylaws
o Elect, effective upon the effectiveness of the merger, new officers and a new board of directors to consist of the current officers and current directors of SSI.

The  merger   will  be   consummated   promptly   after  this   information
statement/prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time properly executed articles of merger are filed with the offices of the secretary of state of Delaware. Thereafter, SSI will be merged into First Enterprise Service Group, with the result that SSI will cease to exist and First Enterprise Service Group will be the surviving corporation in the merger.

Effectiveness of this registration statement

At the closing of the merger, First Enterprise Service Group will assume all SSI's options outstanding immediately prior to the closing of the merger. In accordance with their terms, each of SSI's options will become the right to acquire, on the same terms and conditions as were applicable to the SSI's options outstanding as of the closing of the merger, that number of shares of First Enterprise Service Group's common stock to which the holder of the SSI's options would have been entitled to receive in the merger had the SSI's options been exercised in full prior to the closing of the merger. Following the merger, an aggregate of 3,500,000 shares of First Enterprise Service Group's common stock will be issuable upon the exercise of SSI's options. Additionally, 1,000,000 shares, in total, of restricted common stock will be issued to Gulf Atlantic Productions, Inc. and Rainbow Communications, Inc. subsequent to the effective date of this registration statement.


Effect on outstanding SSI's Class A preferred stock


At the closing of the merger, First Enterprise Service Group will issue on a one share for one share basis Class A preferred stock for all SSI's Class A preferred stock outstanding immediately prior to the closing of the merger. First Enterprise's and SSI's Class A preferred stock will become the right to acquire, on the same terms and conditions as were applicable to the SSI's Class A preferred stock have the same rights and preferences. Following the merger, an aggregate of 7,120,720 shares of First Enterprise Service Group's common stock will be issuable upon the conversion of what was previously SSI's Class A preferred stock.

Fractional shares

As of the date of this information statement/prospectus, there were no fractional shares of SSI's common stock outstanding. Because each outstanding share of SSI's common stock will be entitled to receive one share of First Enterprise Service Group's common stock under the terms of the merger agreement, there will be no fractional shares issued in the merger.

Bulletin board listing

First Enterprise Service Group will be subject to the reporting requirements of the securities exchange act of 1934 after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, First Enterprise Service Group will seek to become listed on the over the counter bulletin board under the symbol "*symbol". If and when listed, the SSI's stockholders will hold shares of a publicly traded Delaware corporation subject to compliance with the reporting requirements of the exchange act. Because the state of incorporation, articles and bylaws of First Enterprise Service Group will be the same as those of SSI prior to the merger, the rights of stockholders of SSI will not change as a result of the merger.

Background of and reasons for the merger

As discussed under First Enterprise Service Group Business, First Enterprise Service Group was formed as a vehicle to acquire through a registered securities offering a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board. First Enterprise agreed to acquire SSI because this was SSI's objective.

Although other methods of achieving its objectives were available, including alternate forms of SEC registration statements, SSI chose the method involving a reverse merger with First Enterprise because it believes the optimal way for it to achieve its objectives of becoming an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board is:

o        To be acquired by an acquisition company
o To have securities to be issued to its shareholders upon the merger registered on Form S-4
o To have that registration statement declared effective before holding a formal vote on the proposed merger

SSI also believes this method is the optimal way for it to:

o Increase the visibility of SSI's business, which could be helpful in further developing and commercializing SSI's products.

                  SSI believes that public, trading companies have greater visibility than private companies.

o Facilitate SSI's ability to raise capital in the public markets.

                  SSI believes that public, trading companies have an easier time raising capital than private companies.

o Potentially improve SSI's stockholders' ability to sell their shares in the over-the-counter market.

                  SSI believes that public, trading companies provide greater investor liquidity than private companies.


Contacts between the Parties


In April, 1999, Mr. Kevin Lovely retained Williams Law Group, P.A. to form an acquisition corporation to secure an operating company to acquire. At Mr. Lovely's request, Mr. Williams agreed to serve as co-founder, president and director of the corporation. As co-founders, upon formation, Mr. Williams and Mr. Lovely were issued 1,000,000 shares each. In addition, upon formation,First Enterprise retained the services of Lenord Aernoff, Esq. as special counsel, and he too was issued 1,000,000 shares. Of the $75,000 merger fee to be paid to us by SSI under the terms of the merger agreement, Mr. Lovely will receive $7,500 for his role as co-founder. First Enterprise agreed to pay Mr. Aernoff $10,000 for his legal services in assisting with the clearing of any possible comments on this registration statement received from the SEC staff. The remaining $57,500 will be paid to Williams Law Group for legal services in preparing this registration statement.


In April 1999, Jr. John M. Papazian, chairman, president, chief executive officer of SSI contacted MGM Group to request assistance in going public through a reverse merger with an acquisition company in order that SSI could become an SEC reporting company that would be listed on the bulletin board. MGM's primary business is providing accounting and accounting related services to clients as well as coordination with third-party providers of accounting and legal professional services. Although not rendering a formal fairness opinion, MGM has agreed to advise SSI's board as to whether MGM believes the merger will accomplish SSI's objectives. In addition, MGM will also be available to respond to any concerns or answer any questions the SSI board might have during the acquisition process. SSI will pay MGM a fee of $50,000 plus 400,000 shares of SSI common stock for rendering these services. MGM is not advising any other businesses seeking to be acquired, and advising companies is not a primary aspect of its business. MGM and its affiliates are not affiliated in any way with First Enterprise and its affiliates and are not receiving any compensation from First Enterprise or its affiliates in connection with this transaction.

Principals of MGM knew that Mr. Aernoff was special counsel to various acquisition companies and asked if any of these companies would be interested in acquiring SSI. Thereafter, in October 1999, First Enterprise Service Group indicated that it would be willing to enter into a business combination with SSI. Drafting of this registration statement began immediately thereafter, during which time there were various discussions in which representatives of First Enterprise Service Group and SSI agreed upon the basic structure, terms and conditions of the merger. In connection therewith, First Enterprise Service Group agreed to effect a reverse split such that Mr. Williams will own 662,553 shares prior to the closing of the merger. In addition, Mr. Lovely and Mr. Aernoff agreed that prior to the reverse split, they would return sufficient shares to First Enterprise Service Group for no consideration such that after the reverse split they will each own 50,000 shares of First Enterprise Service Group prior to the closing of the merger. A merger agreement is currently being drafted.

Neither of the respective boards of Directors of First Enterprise Service Group or SSI requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to First Enterprise Service Group and its stockholders or SSI and its stockholders.

In considering the merger, the First Enterprise Service Group board took note of the fact that SSI could produce audited financial statements and other information necessary for the filing of this information statement/prospectus and agreed to pay a merger fee to us.

Interests of certain persons in the merger

Upon the closing of the merger,  the current directors and executive officers of
SSI  will  become  the  directors  and  executive   officers  of  the  surviving
corporation.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the SSI shareholders, as described below.

We have addressed this opinion to most of the typical shareholders of companies such as SSI. However, some special categories of shareholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o        Dealers in securities
o        Banks
o        Insurance companies
o        Foreign persons
o        Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

We also do not address the tax consequences of the merger under foreign, state or local tax laws.

We strongly urge to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither First Enterprise nor SSI has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to First Enterprise, that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. In a prior filing of a similar transaction with the Securities and Exchange Commission, the staff requested us to add a statement that the following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under currently applicable law, result:

         No gain or loss will be recognized for federal income tax purposes by the holders of SSI common stock upon the receipt of First Enterprise common stock solely in exchange for SSI common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

         The aggregate tax basis of the First Enterprise common stock received by SSI shareholders in the merger will be the same as the aggregate tax basis of the SSI common stock surrendered in merger.

         The holding period of the First Enterprise common stock received by each SSI shareholder in the merger will include the period for which the SSI common stock surrendered in merger was considered to be held, provided that the SSI common stock so surrendered is held as a capital asset at the closing of the merger.

         A holder of SSI common stock who exercises dissenters' rights for the SSI common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code.

         Neither First Enterprise nor SSI will recognize gain solely as a result of the merger.

         There is a continuity of interest for IRS purposes with respect to the business of SSI. This is because shareholders of SSI have represented to us that they will not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their SSI common stock in anticipation of the merger, plus the First Enterprise common stock received in the merger that the SSI shareholders, as a group, would no longer have a significant equity interest in the SSI business being conducted by First Enterprise after the merger. Our opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o SSI would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

o the sum of the fair market value, as of the closing of the merger, of the First Enterprise common stock issued in the merger plus the amount of the liabilities of SSI assumed by First Enterprise

                           and

o        SSI's basis in the assets


o SSI shareholders would recognize gain or loss with respect to each share of SSI common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the First Enterprise common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the First Enterprise common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of First Enterprise common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the SSI common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that SSI shareholders were treated as receiving, directly or indirectly, consideration other than First Enterprise common stock in merger for SSI's shareholder's common stock, gain or loss would have to be recognized.

This discussion does not address the tax consequences of the merger to holders of SSI options, who, as a result of the merger, will receive First Enterprise Service Group options. Holders of such securities should consult their tax advisors with respect to such tax consequences.

Termination.

At any time prior to the Effective Date, the merger agreement may be terminated, and the merger abandoned under certain circumstances, including:

o             By mutual consent of First Enterprise Service Group and SSI
o By either party if any of the other party's representations and warranties contained in the merger agreement shall be or shall have become inaccurate, or if any of the other party's covenants contained in the merger agreement shall have been breached
o By either party if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger
o By SSI if the consents have been solicited and the merger agreement shall not have been adopted and approved by the required vote
o By SSI if SSI reasonably determines that the timely satisfaction of any condition to its obligations to consummate the merger has become impossible or unlikely.

Dissenters' Rights

The following summary of dissenters' rights under Delaware law is qualified in its entirety by reference to section 262, Delaware General Corporation Law. However, the summary does contain all material information in section 262.

The procedures set forth in section 262 must be strictly complied with. Failure to follow any the procedures will result in a termination or waiver of appraisal rights under section 262.

Under Section 262 of the Delaware General Corporation Law, any stockholder of SSI who does not vote his or her shares in favor of adoption and approval of the merger may assert appraisal rights and elect to have the fair value of the shares of SSI common stock determined and paid to the stockholder, provided that the stockholder complies with the requirements of section 262, summarized below.

Any stockholder entitled to vote on the merger who desires that SSI purchase shares of SSI common stock held by the stockholder must not vote in favor of adoption and approval of the merger. Shares of SSI common stock voted in favor of adoption and approval of the merger will be disqualified as dissenting shares.

Stockholders whose shares are not voted in favor of adoption and approval of the merger and who, in all other respects, follow the procedures specified in section 262 will be entitled to have their SSI common stock appraised by the Delaware Court of Chancery and to receive payment of the fair value of the shares, excluding any element of value arising from the accomplishment or expectation of the merger, as determined by the Court.

Under section 262, an SSI stockholder may exercise appraisal rights as follows:

o Within ten days after the merger, SSI will notify each stockholder entitled to appraisal rights of the approval of the merger and that appraisal rights are available.

o Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving corporation the appraisal of the holder's shares.

o The written demand for appraisal must be made by or for the holder of record of shares of SSI common stock.

         Within 120 days after the closing of the merger, SSI or any stockholder who has satisfied these conditions may file a petition in the court demanding a determination of the value of the shares held by all stockholders entitled to appraisal rights. If no the petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares.

o At a hearing, a court will determine whether the stockholder is entitled to appraisal rights. Then, the court will determine the fair value of the shares.

It is a condition to SSI's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of SSI's common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of SSI's common Stock, and, as a consequence more than 10% of the stockholders of SSI become entitled to exercise dissenters' rights, then SSI will not be obligated to consummate the merger.

First Enterprise has filed copies of these statutes as exhibits to the registration statement.

Accounting Treatment

For accounting purposes, the merger will be treated as a reverse acquisition with SSI being treated as the acquiror for financial reporting purposes.

Merger Procedures

Unless otherwise designated by a SSI stockholder on the transmittal letter, certificates representing shares of First Enterprise Service Group common stock issued to SSI stockholders will be issued and delivered to the tendering SSI stockholder at the address on record with SSI . In the event of a transfer of ownership of shares of SSI common Stock represented by certificates that are not registered in the transfer records of SSI , the shares may be issued to a transferee if the certificates are delivered to the Transfer Agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the Transfer Agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed, The bond, security or indemnity as the surviving corporation and the merger agent may reasonably require
o Any other documents necessary to evidence and effect the bona fide merger, the merger agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed
o             Certificates have been converted.


Neither First Enterprise Service Group, SSI, nor the Transfer Agent is liable to a holder of SSI's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the SSI's stockholders constitutes ratification of the appointment of the Transfer Agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of SSI common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of First Enterprise Service Group common stock to which the holders are entitled.


 SSI Management's discussion and analysis of financial condition and results of operation

Management Discussion and analysis

YEAR ENDED FEBRUARY 29, 2000 COMPARED TO THE YEAR ENDED FEBRUARY 28, 1999

Revenues

         Revenues increased to $897,321 for the year ending February 29, 2000 from $58,526 for the year ending February 28, 1999. The increase of $838,795 or 1,433% was the result of an agreement signed with three companies to provide wireless engineering support services in several cities in Russia. Revenue is recognized for services rendered in the same period with no future obligation related to these agreements. These agreements which were originally set to expire in December were renewed in January on a month by month basis at a reduced level.

Cost of Revenues

The cost of revenues consists primarily of contract labor costs. Cost of revenues increased to $560,161 or 62% of revenues for the year ended February 29, 2000 compared to the cost of revenues of $10,341 or 18% of revenues for the year ended February 28, 1999. The increase in cost of revenue of $549,820 or 5,317% was due primarily to an increase in activity in the number of contract workers to support engineering service contracts in Russia. These increases in cost of revenues are a direct result of labor performed and offset by revenue earned in the same period with no future obligation related to these agreements. Revenues are forecast to decline in the next 12 months as activity in Russia is being reduced by the companies SSI is currently doing business with in Russia.

Operating expenses

Operating expenses consist of primarily salaries and salary related costs of general corporate functions including finance, accounting, facilities, legal and other professional services. Operating increased to $1,776,494 for the year ended February 29, 2000 as compared to $503,250 for the year ended February 28, 1999. The increase in operating expense was due in part to an increase in corporate activity to support the increased contract activity in Russia. This increase was a direct result of maintaining an office in Russia and increased travel to Russia to support operations. In addition to this increase in support activity, the corporation incurred an operating expense of $1,093,710 related to stock issued as compensation for consulting expenses.

Depreciation expense

Depreciation expense was $799 for the years ended February 28, 1999 and February 29, 2000.

Interest expense

         Interest expense increased from $2,097 for the year ended February 28, 1999 to $26,493 for the year ended February 29, 2000. This increase of $24,396 or 1,163% was a result of our use of a factoring company for funding which was used to provide cash flow for the company.

 Net loss

Our net loss for the year ending February 29, 2000 increased to $1,439,334 from $455,065 for the year ending February 28, 1999. This increase in our net loss is due to an increase in our cost of operating expense as discussed above.


      Quarter ended May 31, 2000 compared to the quarter ended May 31, 1999

Revenues

Revenues increased to $160,850 for the quarter ending May 31, 2000 from $104,662 for the quarter ending May 31, 1999. The increase of $56,188 or 54% was the result of an agreement signed with three companies to provide wireless engineering support services in several cities in Russia. These agreements which were originally set to expire in December were renewed in January on a month by month basis at a substantially reduced level. Revenue is recognized for services rendered in the same period with no future obligation related to these agreements. Revenues from these agreements are forecast to decline to less than $200,000 for the current fiscal year.

Cost of Revenues

The cost of revenues consists primarily of contract labor costs. Cost of revenues increased to $111,553 or 69% of revenues for the quarter ended May 31, 2000 compared to the cost of revenues of $39,086 or 37% of revenues for the quarter ended May 31, 1999. The increase in cost of revenue of $72,467 or 185% was due primarily to an increase in activity in the number of contract workers to support engineering service contracts in Russia. These increases in cost of revenues are a direct result of labor performed in the current period.

Operating expenses

Operating expenses consist of primarily salaries and salary related costs of general corporate functions including finance, accounting, facilities, legal and other professional services. Operating decreased slightly to $43,306 for the quarter ended May 31, 2000 as compared to $111,672 for the quarter ending May 31, 1999. The slight decrease in operating expense was due in part to a decrease in corporate activity used to support the contract activity in Russia.

Depreciation expense

Depreciation expense was $200 for the quarters ended May 31, 1999 and May 31, 2000.

Interest expense

         Interest expense increased from $952 for the quarter ended May 31, 1999 to $1,773 for the quarter ended May 31, 2000. This increase of $821 was a result of our use of a factoring company for funding which was used to provide cash flow for the company and an increase in our line of credit with Bank of America.

Net income

Our net income for the quarter ending May 31, 2000 was $5,991 as compared to a net loss of $46,096 for the quarter ending May 31, 1999. This increase in net income was due to a reduction in labor costs in Russia and a slight increase in revenue associated with various ongoing projects in Russia.

                                 SSI's BUSINESS

SSI was incorporated in Delaware on February 19, 1998. Since our formation we have generated limited revenues. We are a successor to Space Liaison and Imaging Corporation, a California Corporation. In March, 1998, we acquired certain assets and assumed certain liabilities of Space Liaison, which has subsequently been dissolved.

SSI is essentially a marketing company for products and services in the areas of remote sensing and telecommunications systems. Often the solutions to customers' needs in these areas require products and services provided by various third party vendors. Once we have identified a particular customer's need, we go to various vendors with whom we have relationships. We solicit bids from these various vendors. However, we have no contracts with these vendors.

Our customers do not want to deal with various vendors. They want to deal with one source. We are that source. We assemble a complete proposal putting together the products and services provided by the various necessary vendors and present an integrated proposal to the customer. In effect, we are the bid coordinator and project manager. The vendors themselves are responsible for building and installation of each part of the system we sell. We are responsible for managing and coordinating the installation and operation of the products and services we sell.

We primarily use the following vendors:

o Sovinformsputnik - A Russian manufacturer and provider of remote sensing satellite systems and imagery.
o  TELECOM - A Russian company with telecommunications technology.
o GDE/Tracor - A US manufacturer of software and hardware for exploitation of satellite imagery and map making.
o T-Com - A US manufacturer of airborne balloons and lighter than air vehicles used as platforms for surveillance systems.
o SADA-PRO - A US manufacturer of sensor systems, primarily cameras, used in earth surveillance.
o ViaSat-A US manufacturer and vendor of antennas and terminals for satellite communications for remote sensing and telephony business.
o  GlobalVu  Applied  Technology  - A US  telecommunications  consulting  firm.
o Companion Technology - A Canadian design company of last mile solutions for wireless communications to remote regions.

However, these relationships are not formal contracts. Rather, they are sources we can approach to provide parts of the integrated solutions we sell.

Since inception, SSI's operating activities have consisted of

o Developing and refining the line of remote sensing and telecommunications systems, products and services
o  Forming partnering/supplier relationships
o  Developing marketing materials
o  Securing new business

Integration of Eastern and Western Technology

We believe the key to our success is our relationship with vendors located both in Russia and its related territories and vendors with compatible products located in the United States. We believe we can integrate specific products and services from vendors in the West with those currently in existence in Russia and the East to offer enhanced products in the remote sensing and telecommunications product and services area.

SSI plans to capitalize on the products paid for and developed by the Soviet government during the years of the Cold War. For example, their remote sensing systems have been in use for 40 years successfully in the acquiring of images from space.

SSI's relationship with Russia goes back to 1993 when it first negotiated a marketing position for their government-sanctioned product of high resolution and multi spectral imagery. The company, Sovinformsputnik, was the first commercially formed company in Russia authorized to sell the archives of the formally classified Russian Military Space Command. Their name was derived from SOV [meaning Soviet] INFORM [meaning information] SPUTNIK [meaning satellite in Russian]. The relationship between the management of SSI and Sovinformsputnik goes back over 30 years when we were adversaries during the cold war period and management of each company was working for their respective governments to develop advanced space-based imaging systems to gather information on each other's capabilities.

SSI believes that the Russian theoretical basis for math and science and ability to produce at a high volume is significant, and has been applied effectively to telecommunications algorithm and radio frequency component design. However, SSI believes Russia is behind in the development of analog and digital integrated circuit technology. This represents an opportunity for SSI through straightforward coupling of Russian theoretical and production know-how with Western capabilities to yield partnering opportunities and cost-effective solutions to SSI's customers.

Current Products

We are currently engaged in marketing and sale of :

o Remote sensing products that involve the acquisition of pictures from space - not unlike taking a picture with a camera. We are selling Russian supplied images produced from Russian imaging satellites in several formats, such as

   o Digital electronic transmission of data from space - a product like a tape from a camcorder or video camera

   o   Hardcopy such as a print or photograph


   o Archival sources such as data stored in vaults or on computers which are copied and are usually more than 1 year old.


   o   Advance pre-ordered images of specified surface locations of the earth


These images have such uses as urban planning and earth resource management. The images/pictures, which provide the most accurate information for these purposes, are 2-meter resolution or less, or a six-foot object similar to a car.

o  Telecommunications  systems,  products  and  services,   initially  supplying
   deployment of cellular telephone infrastructure in Russia and in the future possibly to other regions of the world.

Remote Sensing

The remote sensing industry began with the launch of the first satellite by the Russians in 1956. The industry has refocused on the commercialization of data acquired from space through a variety of sensors on board satellites that orbit the earth. The manipulation of this data through computers provides

o        Pictures
o        Maps
o Electronic signals and communication channels for use by governments and the industrial/commercial /agricultural communities around the world


We anticipate our customers will require the following remote sensing products and services:

o        Complete Systems
   o        Remote sensing systems

   o        Telecommunications wireless networks

o        System Components
   o        Sensor platforms
   o        Imaging sensors
   o        Imaging ground stations
   o        Imaging analytical tools
   o        Telecom network and Internet products

o        Specific Products
   o        Preordered images
   o        Archived images
   o        Maps
   o        Telecom antennas, transmitting/receiving equipment

o        Image Analysis

Remote Sensing Systems

Integrated remote sensing systems for the most part include the following:

o Platforms - which may include spacecraft, aircraft,lighter than aircraft, or submersibles
o         Sensors - including camera-infrared, digital, photographic film
o Ground Stations - these are comprised or processors, antennas, computers and workstations
o Imaging and Analysis Tools - which includes specifically developed software for analyzing imagery and generating maps

Systems components

         Platforms

Platforms are the hardware upon which a sensor is placed. Some of our customers may want a satellite based sensor system. Others may require a more low-tech approach, such as imaging and surveillance systems that use balloons and aircraft as a platform on which to place a sensor for surveillance and traffic monitoring.

         Imaging Sensors


This is what captures the image data. It is in essence is camera.

         Imaging Ground Stations

This is what captures the signal and data stream from the sensor on the platform.

         Imaging Analytical Tools

We anticipate offering as part of an integrated package a General Dynamics Electronics software product for image analysis, called IXP. This is usable with a variety of computer systems that exist in the governments and organizations to which SSI will be providing imagery.

         Telecom Network And Internet Products/Antenna, Transmitters & Receivers

This is the infrastructure for setting up telephony and data networks.

Specific Products

Pre-ordered images

We intend to sell images that have a resolution of 2 meters to 5 meters taken from Russian satellites to provide information for making maps or conducting surveillance of an area as well as for urban planning and agricultural requirements.

They have the following uses:

o        Cultivated Vegetation

     o        Crop productivity
     o        Stress identification
     o        Commodities predictions

o        Hazard Monitoring

     o        Flood mapping
     o        Hurricane damage
     o        Tornado damage

o        Illegal Drug Crop Detection

o        Political Crisis Monitoring

o        Ocean Monitoring

     o        Pollution
     o        Hazards, such as the Great Barrier Reef


o        Water Resource Monitoring/Mapping

 Archived Images

These are images and data taken over the past ten-year period using high-quality, Russian military satellite systems. They are being made available for sale through SSI's vendor Sovinformsputnik. There are alternative vendor sources available for these products and SSI's business in this area would not be hurt in any significant manner if SSI had to use alternative vendors.

They have the following uses:

o        Cartography

      o        Map changes
      o        3-dimensional topology

o        Surveys for Construction

      o        Pipelines
      o        Roadways
      o        Seaports

o        Urban Planning

o        Mineral Exploration/Monitoring

o        Natural Vegetation Monitoring

      o        Range improvement/inventory
      o        Forest assessment

Maps

Maps provide a high quality database used for navigating, engineering and locating environmental events. The generation of maps from imagery is an exacting science that has been upgraded by the use of software programs and computers. Once the data is acquired, the data is manipulated to provide information on the contour of the land and the height and location of objects in the image. From this database, a map at a variety of scales is produced using mapping software provided by GDE.

Image Analysis

We intend to offer an automated approach to image analysis through computer software such as IXP, offered by GDE. For example, the analysis of imports such as the number of cars dock-side/off loaded or the interpretation of crop yields and fertilization requirements can now be automated.

Telecom Antennas, Transmitting/Receiving Equipment

This is the infrastructure for setting up telephony and data networks.

Markets

Recent market analysis conducted by the Society of Photographic Scientists and Engineers and the American Society of Photogrammetry indicate that the needs of second and third world nations as well as commercial endeavors around the world in agriculture, environmental, insurance, urban planning require rapid, quasi-real time data acquisition of the earth and its environs. This market is conservatively placed by these Societies at between $9 billion - $12 billion a year.

Regions such as Latin America, Southeast Asia, the Pacific Rim, and the Middle East are experiencing exponential need. Traditional earth resource infrastructure, such as passive aerial photography, while reliable, is cost and time prohibitive; also, it is difficult to implement in remote and rural areas of the world.

Customers

The customers for the systems SSI offers are both international and varied in interests. Their primary interest is in having a dedicated capability to acquire pictures, images, maps and agricultural data for purposes of urban planning, national security and food production. In addition, SSI has a continuing list of clients who have ordered imagery from Russia's archives.

SSI has begun to market its capability to provide images on a timely basis to over 200 industrial companies with interests in

o        Flood control

o        Insurance claims

o        Farming consortiums

o        Civil engineering

o        Highway departments

o        Newspapers

o        Civil engineers

o        Surveyors

o        Industrial corporations

o Even prosecutors in the O.J. Simpson murder trial who were trying to establish the whereabouts of the bronco

Current Contract Proposals
Product/Service              Customer                   Status of Proposal/Venture
Map Making/Imagery           Autometric Corp            Pre-Proposal submitted/ waiting award
Imagery                      Royal Thai Armed Forces    Submitted/Awaiting negotiations
Satellite Imaging System     Gov. of Maylasia           Preproposal submitted/ waiting negotiations
Map Making/Imagery           Royal Thai Armed Forces    Submitted/Technical Discussions
Satellite Imaging System     Turkish Armed Forces       Pre-Proposal submitted/ Technical Discussions
Satellite Imaging System     Gov. of Taiwan             Pre-Proposal submitted/ Technical Discussions

Contracts

Customer                     Product/Service            Status
Taiwan Armed Forces          Imagery                    Active/On-going/Purchase by individual purchase
                                                        orders
San Diego State University   Imagery                    Active/On-going/ Purchase by individual purchase
                                                        orders
General Dynamics Corporation Imagery                    Active/On-going/ Purchase by individual purchase
                                                        orders
General Dynamics Corporation Software/Image Analysis    Complete
Quantum Technology           Support/Marketing          Complete
INTACQ                       Support Services-
                             Engineering                Complete

Telecommunications

SSI intends to offer the following types of telecommunications systems and services:

o   Satellite-based wireless communication network components and services.
o Licensing agreements for the worldwide distribution of communications infrastructure and component technologies

Products and Services

SSI's initial thrust in telecommunications is the marketing and sales of Russian technology. The system components to be marketed initially will be those that provide the following solutions:

o Satellite-based trunking of regional traffic to domestic and international public switch telephone network, such as AT&T gateways


     o This is used for the routing of long distance/international telephone traffic.

o Satellite or terrestrial wireless connection of subscribers for local access


     o This is used to connect customers to a public telephone network. This is a last mile connection, in other words the last link between a customer and a public telephone network.

o Wireless-based satellite and terrestrial Internet and data networks for enterprises in the private sector.

     o These connect computer and data networks within a specific company.

Some potential licensing agreements could cover such applications as:

o        Communication gateway antennas

     o     Antennas used at a data or telecommunications hub


o TV/telephone distribution technologies to include radio frequency component technology that provide improved performance and capability at a lower cost

     o      Receivers and transmitters to connect remote terminals


o Complete ground-based satellite communication terminals and systems.

     o Systems used for satellite data and telecommunications transmission.

Markets

In a global context, use of wireless infrastructure is expanding rapidly. The Strategy Analytics group, in their Worldwide Cellular Markets 2000-2005 forecast, dated February 2000, predicts the cellular subscriber base will grow from 470 million at the end of 1999 to 1.4 billion by 2005, and the annual revenue from cellular services worldwide will grow from US$283 billion in 1997 to US$673 billion by 2005.

SSI's most recent business activities have been related to the deployment of last mile cellular wireless infrastructure internationally and development of turnkey business to business and business to consumer Internet solutions.

Marketing

In marketing existing and new products and services, we will utilize our existing relationships with vendors and service providers such as Ericsson, Qualcomm, Metrosvyaz, TELECOM, and others.

We intend to expand the marketing of our products and services in the following manner:

o        Through our Internet website and development of an eCommerce portal

o        Through specific marketing and ad campaigns

o        By new  distribution  channels  established  through the  formation  of
         alliances  and  joint   ventures  with  key  suppliers  and  telephony/
         applications/network service providers in each region of interest

o By using the existing network of representatives established through our Remote Sensing business and expanding our sale forces in each region as appropriate



Customers

In telecommunications, the customer base is large and covers areas of the globe where public need and commercial enterprises are expanding. The Internet has fueled a rapid expansion and worldwide need for stable communications networks Current Proposals

Product/Service                        Customer                               Status of Proposal/Venture
Deployment of Cellular
Infrastructure                      Ericsson- Russian Communications         Frame(Agreement submitted, Awaiting
                                                                             Negotiations.
Network Planning and
Deployment of Cellular Infra        Lucentu- Russian Division                Frame Agreement submitted, Awaiting Negotiations.

Strategic Alliance - Sales
and Private Labeling                WebViews, Toronto                        Sales Agreement and Contract is being negotiated
Globalization Software worldwide

Strategic Alliance-Development
of Internet-rela                    Raga Music Corp, USA                     Memorandum of Understanding signed, Raising
Intellectual Property (patents)                                              venture capital

Distribution of Digital
Content over the Internet           DeutschedTelecom (Germany)               Proposal being generated. On-going discussions

Removal and Re-Deployment of
Cellular Infrastruct                Moscow Personal Communications(PCOM)     Proposal submitted.  Contract under negotiations
telco in Russia


Network Planning and Deployment
of Cellular Infra                  Rostovu Electrosvyaz, a regional telco     Frame Agreement Signed, Awaiting Purchase Orderss

Hotline Support and Deployment
of Cellular Infras                 Krasnodar Electrosvyaz, a regional         Frame Agreement Signed, Awaiting Purchase Orderss

Network Planning and Deployment
of Cellular Infra                  Saratov Electrosvyaz, a regional telco     Frame Agreement Signed, Awaiting Purchase Orderss

Development of Satellite based
ground networks in Eastern         SatcomTeli- Moscow                         Proposal being generated. On-going discussions
Europe and Russia
Establishing B2B Internet
Portals throughout Russ            Image Alpha (Hong Kong) and an American    Proposalebeing generated. On-going discussions
                                   business school in Russia

Developing a Dual Purpose
Integrated telecommunic            Kornett, JVoand TELECOM, JSC in
Mosco
                                                                              Memorandum
                                                                              of
                                                                              Understanding
                                                                              signed,
                                                                              Proposal
                                                                              for
                                                                              Russia
                                                                              being
                                                                              generated.

Develop Moscow Gateway for
Voice and Data Service             Global Info Systems and Technology, M      Proposal being generated. On-going discussions
Network Planning and
Deployment of Cellular Infra       LGr(Korea) in Ufa Russia                   Technical Discussions

Contracts

Customer                                 Product/Service                              Status

Qualcomm Inc - San Diego            Deployment services for Cellular          Active/On-going
                                  Moscow (PCOM)

Qualcomm Inc - San Diego            Logistics support for GlobalStar net      Active/On-going
                                    in Russia

Qualcomm Inc - San Diego            Business consulting services in San       Active/On-going

Metrosyvaz - Telco in Russia,
JV between  Till                    NetworklPlanning and Deployment of        Active/On-going
                                    Infrastructure in Russia                  Active/On-going, Many Purchase Orders in process
                                                                              and  Qualcomm   (USA)

Rostov Electrosvyaz, Telco
in Russia                           Network Planning and Deployment of        Complete June 2000
                                    Infrastructure in Russia

Computer and Video
Processing Equipment                TELECOM, JSC (Russia)                     Contract signed, waiting for initial payment to
                                                                              process order

Ericsson - San Diego                 Hotline Support, Network Planning an     CompletemMarchf2000
                                     Cellular Infrastructure in Russia

Via Sat                              Deployment of Satellite Ground Commu     On-goingsSales Representative Relationship
                                    Networks


We are providing telecommunications engineering support for Globalstar and Ericssons telecommunications projects in Russia. The contract is for less than one year and may be terminated with 30-day notice with 3-month termination pay required under Russian law.

The structure of the contract calls for SSI to provide support employees to their Russian projects. The salaries are billed with an overhead rate of 107% and taxes are covered at costs. Reasonable operating expenses are also covered at cost.

The contract accounts for 96% of total telecom revenues.

Sales And Marketing

SSI's sales and marketing programs for both remote sensing and telecommunications are the responsibility of the executive management team of the Company and the 22 independent sales agents covering 22 countries who are paid on commissions ranging from 5-10%.

The marketing and sales activity for Russia will be performed through SSI's Moscow office. It will initially be staffed with 2 marketing representatives in addition to Dr. Moguchev. SSI believes that Russian companies such as TELECOM, which leads the telecommunications manufacturing trade association 150 members in Russia, and Crosna Spacecom, a Russian manufacturer and system integrator are candidates to work with SSI because they have a presence in and access to the markets in Russia.

Independent sales agents have been established in the following countries:

   Saudi Arabia          Turkey                Greece             Israel

   Germany               Hungary               Spain              Indonesia

   Malaysia              Taiwan                Thailand           Russia

   Ukraine               Singapore             Egypt              Argentina

   Venezuela             United States         Canada             Kuwait

   China                 Brazil


Competition

The competition in our marketplaces is significant. Other products can be designed that would do what ours do. Other companies are investing billions of dollars to launch their own satellites and will sell the data/images at as yet an unknown price.

Management believes that cost and service are the keys to be competitive in this market sector.

SSI  plans  to  become  a  leading  provider  of  remote  sensing  and  wireless telecommunications technologies, products and services to the international marketplace by:

o Offering effective solutions from its worldwide government and commercial contacts and relationships
o Forming international alliances and joint ventures, which leverages currently available technologies, products and services
o    Utilizing   the  sales  and  marketing  of  Russian   remote   sensing  and
     telecommunications technologies which meet the market's quality and reliability requirements

With respect to imaging, SSI eliminates the research and development costs by purchasing images from an existing Russian system and thus our costs are lower than having to amortize a complete satellite and launch system, which we estimate to cost $500 million.

Regulation

The United States government's policy on the sale of imagery is controlled by the U.S. Department of Commerce and is dictated by the White House. The policy under which several U.S.-based consortiums, such as Lockheed/Martin, Boeing and Orbital Sciences, requires the approval of the Department of Commerce to launch dedicated space-based imaging systems and the sale of imagery to certain countries currently on the embargo list; i.e., Libya, Iraq, South Africa and Iran. In addition, these consortiums are restricted to selling imagery to countries or their representatives of the specific country in which they reside; for example, images of Saudi Arabia to only Saudi Arabia.

The Russian policy is far less defined but is restricted in that the imagery must only be used for humanitarian purposes. SSI currently is not limited in its sale of images except that it must guarantee that the imagery is being used for humanitarian and peaceful purposes.

Currently only France, with their SPOT imaging system, has a capability to supply images, but the resolution regime is not less than five meters, and they have stipulated that better resolution will not be available for sale.. Israel is developing an imaging capability with commensurate resolution capability, but is currently not making these images available.

The international capability for lower resolution imagery, or 5 meter, 10-meter, 15-meter, resides in India, Japan, France, Canada, as well as the U.S. and Russia. SSI's thrust in remote sensing with the image based at 2 meter down to 1 meter can only be satisfied by the U.S. and Russia for the foreseeable future. In addition, none of the aforementioned countries are currently providing a dedicated, quasi-real time, turnkey-imaging system at 2 meter resolution.

Agreements with Rainbow and Gulf Coast

Rainbow is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities. Rainbow will

      Feature SSI in four web sites including E-mail alert to subscriber base.

      Provide a minimum of four-page, tow-color follow-up mail pieces designed for additional informational purposes, that is mailed to respondents, in addition to those brokers requesting said information. A total of 10,000 will be printed.

      Contact retail brokers, market makers and/or money managers and will arrange a meeting between representative of the SSI and interested retail brokers, market makers, and money managers, which will include a show and tell from the top management of the SSI in disseminating information to these interested parties. This may be accomplished by a road show.


      Provide public relations exposure to newsletter writers, trade and financial publications.

      Include as a featured lead generator of the month in Confidential Fax Alert, a newsletter transmitted by fax to over 5,000 Brokers.

      Prepare a broker bullet sheet to be sent to every broker show indicates an interest in SSI.

      Maintain a lead tracking summary for all response leads generated

      Distribute at its cost the due diligence packages to all inquiring brokers only.

SSI agrees to issue to Rainbow 225,000 free trading shares of Common Stock and 500,000 restricted shares in SSI. Rainbow agrees that, with limited exceptions, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of its securities subject to the registration agreement for a period of one year from the date of the agreement.

From the date of the agreement, until the date which is four years from the date hereof Rainbow will have in the aggregate three opportunities to request registration under the Securities Act of all or part of its registrable securities. If SSI proposes to undertake an offering of shares of common stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of registrable securities, each such time SSI will give prompt written notice to all holders of registrable securities of its intention to effect such a registration and SSI will use its best efforts to cause to be included in such registration all registrable securities for which registration is requested.

SSI  is   responsible   for  payment  of  all  expenses   incident  to  any
registration, except that the selling securityholders will be responsible for payment of their own legal fees, underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration.

There is a second agreement with Gulf Atlantic Publishing, which is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities. It will provide these services to SSI for the period commencing the date that its receives payment of its fees and expiring on the 730th day thereafter.

The services to be provided are as follows:

      Four-Color Financial Sentinel-Featured advertorial mailing of 800,000 for a total of eight issues will be created of which a two page advertorial will be dedicated to SSI.

      Two featured advertorial mailings of 100,000 each, will be created of which a four page advertorial will be dedicated to SSI.

The agreement call for the payment to Gulf Atlantic of the same amount of compensation and has same registration rights as in the Rainbow agreement.

Employees

The  company  has  four   employees,   2  in  management,   1  in  sales  and  1
administrative. There is no collective bargaining agreement.

Facilities

We lease from HQ Global Workplaces 250 square feet on a month-to-month basis at a rate of $300 per month.

                                   MANAGEMENT

The names and ages of our executive officers and directors as of June 30, 2000 are as follows:


Name                 Age                 Position
John M. Papazian     65     Chairman, President, CEO, Director, Member of Audit Committee
                            and Compensation Committee and Director
Dennis G. Appel      48     Sr. V.P. of Technology, Secretary, Director
Brook Watts          60     Vice President, Marketing and Director
Edward F. Daley      40     Vice President, CFO, Treasurer, Member of Audit Committee and
                            Compensation Committee and Director
Victor Moguchev      60     Vice President, Russian Operations and Director
Martin J. Flaherty   57     Director
Benjamin D. Russo    67     Director


Mr.John M. Papazian, Chairman, President, Chief Executive Officer, and Director, joined us in February, 1998. From 1991 to 1998, Mr. Papazian was President and Owner of Space Liaison and Imaging Corporation,our predecessor corporation. From 1989 to 1991, Mr. Papazian was Corporate Vice President of S.A.I.C. From 1970 to 1989, Mr. Papazian held various executive positions with Grumman Aerospace Corporation including Director-Corporate, Regional and Field Office Integration, and Director of International Marketing. From 1960 to 1970, Mr. Papazian held several executive engineering positions with ITEK Corporation. From 1953 to 1960, Mr. Papazian was an engineer with Bellock Instrument Corporation. Mr. Papazian received a B.S. in Mechanical Engineering from Queens College.


Mr. Dennis G. Appel, Senior Vice President, Technology, Treasurer, and Director joined us in February, 1998. From 1997 to 1998, Mr. Appel was the President and principal shareholder of Global Vu Applied Technology, Inc. From 1989 to 1997, Mr. Appel was a Program Manager for Lockheed Martin Corporation. From 1988 to 1989, Mr. Appel was a Systems Engineering Manager for Alcoa Defense Systems/ McDonnell Douglas Tech.,Inc. From 1983 to 1988, Mr. Appel was a Staff Consultant with Purvis Systems, Inc. From 1972 to 1983, Mr. Appel was a Design and Test Engineer for Rockwell International. Mr. Appel received a B.S.E.E. from Loyola Marymount University.


Mr. Brook Watts,  Vice President,  Marketing  joined us in February,  1998.
From 1993 to 1997, Mr. Watts was Executive Vice President, Space Liaison and Imaging Corporation. From 1985 to 1993, Mr. Watts was a Program Manager for TRW Avionics Surveillance Group. From 19__ to 19__, Mr. Watts managed the Department of Defense's Tactical Cryptologic Program. Mr. Watts received an M.B.A. from Syracuse University and a B.A. from the University of Portland.


Mr. Edward F. Daley, Vice President, Chief Financial Officer and Director, joined us in April, 1998. Since 1994 , Mr. Daley has been President and Chief Executive Officer of San Diego Firefighters Credit Union. From 1991 to 1994, Mr. Daley was Chief Financial Officer for Central Credit Union of San Diego. From 1988 to 1991, Mr. Daley was a Controller at First National Bank of North County. Mr. Daley received an M.B.A. from San Diego State University and a B.A. in Economics from Brandeis University. Mr. Daley is also an adjunct faculty member in the Finance Department at National University in San Diego.


Dr. Victor Moguchev, Vice President, Russian Operations joined us in February, 1998. From 1966 to 1998, Mr. Moguchev was an RF Engineer/Specialist for the Moscow Scientific Research Institute of Radio Communication. Mr. Moguchev graduated from the Moscow Radio Equipment and Systems College in 1958,and All Union Energetic Institute in 1964. He received a P.H.D. in Communications Sciences in 1973.

Mr. Martin Flaherty, Director, joined us in February, 1998. From 1983 to date, Mr. Flaherty has held various positions with General Dynamics, GDE Systems, Marconi Integrated Systems, including Program Director and Marketing Director. Mr. Flaherty received a B.S. and an M.S.from the Industrial College of Armed Forces (ICAF) and the Air War College.


Mr. Benjamin D. Russo, Director joined us in February, 1998. From 1982 to date, Mr. Russo has been a sole practitioner and has been of counsel to Pelletreau & Pelletreau, LLP. From 1977 to 1982, Mr. Russo was a member of Davidow, Davidow & Russo. From 1970 to 1977, Mr.Russo was a member of Ashare & Russo and Permut. From 1963 to 1970, Mr. Russo was a sole practitioner. From 1960 to 1963, Mr. Russo was a member of Braslow, Russo & D'Amaro. Mr. Russo received a B.B.A. in Accounting from St. John's University and a LL.B. from St. John's Law School.


Directors serve for one year terms. Our Bylaws currently provide for a Board of Directors comprised of seven directors, although we currently have only five directors.

Employment Agreements

There are no employment agreements with or key person life insurance on any officer or director of SSI.

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the year ended February 29, 2000 by the Senior Vice President. No other executive officers received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

Name and                       Year     Salary (1)              All Other Annual Compensation
Principal Position                                    Bonus

Dennis Appel                   2000     $120,000     $    -         $   -
  Executive Vice President

John Papazzian
Chief Executive Officer                  $75,000

Ed Daley
Chief Financial Officer                  $60,000


Included above Mr. Papazian and Mr. Daley accrued salaries of $12,500 and $40,000, respectively. These amounts will be paid when sufficient funds become available.


For the fiscal year ended February 28, 2001, we have agreed to pay Mr. Appel $120,000, Mr. Papazian $75,000 and Mr. Daley $60,000. Mr. Papazain and Mr. Daley have agreed to continue to accrue their compensation until sufficient funds become available.


Board Compensation and Committee

Our directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

We have a compensation committee of the board consisting of Messrs. Russo, Papazian and Daley.


Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify it directors and officers and to purchase insurance with respect to liability arising out of their capacity as directors and officers. The Act further provides that indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Corporation's bylaws, any agreement, vote of the shareholders, or otherwise.

Our bylaws provide that we shall indemnify all persons to the full extent allowed by law, by reason of the fact that they are or were a director, become a party or are threatened to be made a party to any indemnifiable action, suit or proceeding. We shall pay, in advance of the final disposition of any indemnifiable action, suit or proceeding under this bylaw, all reasonable expenses incurred by the director, upon receipt of an undertaking by or on behalf of the director to repay such amount if it is ultimately determined that he is not entitled to be indemnified by us under law. We may indemnify persons other than directors, such as officers and employees, as permitted by law. We my purchase and maintain insurance on behalf of directors, officers and other persons against any liability asserted against him, whether or not we would have the power to indemnify such person against such liability, as permitted by law.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.


                           Related party transactions

During the fiscal year ended February 28, 1998, we issued 7,200,150 shares of common stock to Space Liaison and Imaging Corporation, a related company, in exchange for all of the assets and liabilities of Space Liaison and Imaging Corporation. Space Liaison and Imaging Corporation subsequently exchanged our shares for its outstanding shares.

During June 1998 our CEO purchased 30,000 shares of common stock via the issuance of a promissory note in the amount of $6,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due June 26, 1999. Prior to that due date the note was extended and is due on demand.

During June 1998 our Vice President purchased 20,000 shares of common stock via the issuance of a promissory note in the amount of $4,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due June 26, 1999. Prior to that due date the note was extended and is due on demand.

During January 2000, the Company granted 2,982,761 shares of convertible preferred stock to our CEO. The shares are convertible into shares of common stock based on the attainment of certain revenue goals of SSI during SSI's fiscal year. The shares have been valued at par value due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the grant.

During January 2000, the Company granted 1,350,000 shares of convertible preferred stock to our Vice President. The shares are convertible into shares of common stock based on the attainment of certain revenue goals of SSI during SSI's fiscal year. The shares have been valued at par value due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the grant.

During January 2000, the Company granted 900,000 shares of convertible preferred stock to our CFO. The shares are convertible into shares of common stock based on the attainment of certain revenue goals of SSI during SSI's fiscal year. The shares have been valued at par value due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the grant.

                             Principal stockholders

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 31, 2000.

o Each shareholder known by us to own beneficially more than 5% of the common stock
o   Each executive officer
o Each director and all directors and executive officers as a group:

Name                    Number of shares        Percentage before merge(a)      Percentage after merger(b)

John Papazian1*          6,932,911                  34.40                       31.63
Dennis Appel2*           1,520,000                   7.54                        6.93
Ed Daley3*               1,000,000                   4.96                        4.56
Martin Flaherty*            50,000                    .25                         .23
Benjamin Russo*             50,000                    .25                         .23
Victor Moguchev*           100,000                    .50                         .46
Brook Watts*               100,000                    .50                         .46
Ila Berman               1,260,000                   6.25                        5.75
Sondra Black             1,260,000                   6.25                        5.75
Lindi Rivers4            1,897,959                   9.42                        8.66
Howard Kerbel5           1,640,090                   8.14                        8.39
Stratcomm Media, Ltd.6   1,450,000                   2.23                        6.62

Total of officers &
directors as a
group (7 persons)        9,752,911                  46.10                       44.50


* Denotes officer and/or director

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(a)Applicable percentages are based upon 13,035,150 shares of common stock outstanding and issued as of May 31, 2000.

(b)Although shareholders of First enterprise are retaining only 3% of the total shares outstanding after the merger, this amount is calculated on a fully diluted basis and thus is greater than 3% of the shares of common stock outstanding and issued as of May 31, 2000. This accounts for the apparent discrepancy in the percentages and the provisions of the merger agreement.




                        Description of SSI capital stock

The following information is as of August 31, 2000.



Authorized Capital Stock Under SSI      Shares Of Capital Stock  Outstanding

Articles Of Incorporation

           Common Stock                     14,035,150

             50,000,000

           Preferred Stock                   7,120,720 Class A
             25,000,000

Our present management and their affiliates collective owns approximately 60% of our issued and outstanding common shares.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

There are 10,000,00 shares of Class A preferred stock authorized and 7,120,720 shares issued. The Class A preferred stock has the following rights and preferences.

o        Dividend rights - None
o        Liquidation preference - An amount equal to the par value per share.
o        No mandatory redemption. - There is no mandatory right of redemption
o Voting rights. - Each share of Preferred Stock shall be entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock on each matter on which holders of shares of Common Stock are entitled to vote. The Preferred Stock shall not vote as a separate class, but shall vote jointly with holders of Common Stock.
o Right to convert - Until December 31, 2005, conversion shall be on the basis of one share of Common Stock for each share of Preferred Stock. The right to convert shall not commence unless and until SSI achieves gross annual sales of $1,000,000 over a twelve month period. The
         Preferred Stock shall be for no consideration if the goal is not achieved within two years from the date of issuance of the Preferred Stock.

In addition, issuance of additional preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, we currently have no plans to issue any additional shares of preferred stock.



Options

SSI has the following options outstanding:

         o  Phoenix Business Consultants
            o  500,000 options at $1.00 per share
            o Granted  during  fiscal 1999 - expire five years after they become exercisable

         o  Gritell International Ltd.
            o  750,000 options at $.50
            o Granted 12/10/99 - expires one year after Company becomes publicly traded

         o  ITR Marketing Inc.
            o  500,000 options at $.50
            o Granted 11/20/99 - expires one year after Company becomes publicly traded

         o  Evan Capital
            o  500,000 options at $.50
            o Granted 10/15/99 - expires one year after Company becomes publicly traded

         o  Novak Graphics Ltd.
            o  500,000 options at $.50
            o Granted 11/20/99 - expires one year after Company becomes publicly traded

         o  Larix International Ltd.
            o  750,000 options at $.50
            o Granted 12/10/99 - expires one year after Company becomes publicly traded

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.


Transfer Agent

The transfer agent and registrar for SSI stockholders stock is

Atlas Stock Transfer
5899 South State
Murray, UT  84107

                    First enterprise service group's business

History and Organization

We were organized under the laws of the state of Florida in April, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Operations

We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become an SEC reporting company and thereafter secure a listing on the OTC Bulletin Board. We have identified SSI as the company we wish to acquire.

Employees

We presently have no employees. Our officer and director is engaged in business activities outside of us. It is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Selected Financial Data

The following information concerning our financial position and operations is as of and for the period ended December 31, 1999.


Total assets                 $  0
Total liabilities               0
Equity                          0
Sales                           0
Net loss                       79
Net loss per share              0


Management Discussion And Analysis Or Plan Of Operation

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date, all funded by a loan from management, are $79. We have agreed to pay our management's law firm a fee of $57,500, to be paid from the merger fee.

Management has funded our cash requirements and has agreed to do so until the SSI acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Our expenses have been limited to accounting fees, legal fees, telephone, mailing, filing fees, and occupational license fees.

We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we close the acquisition and therefore do not expect to issue any additional securities before the closing of the acquisition.

Properties

We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this Information Statement/Prospectus:

   SHARES OWNED                      PERCENTAGE


 Michael T. Williams(1)            1,000,000                   33.3%
 2503 W. Gardner Ct.
 Tampa FL 33611

 Kevin Lovely                      1,000,000                    33.3

Leonard Aernoff, Esq.              1,000,000                    33.3


All directors and officers         1,000,000                    33.3
as a group - 1 persons


(1) Owned as Tenants by the Entireties by Michael Williams and Donna Williams, his wife plus 14 of his nieces, nephews and employees for 140,000 shares post-merger. Mr. Williams disclaims beneficial ownership of these 140,000 shares, including 10,000 shares held by his son's Irrevocable Trust.

In connection with the merger, we agreed to effect a reverse split such that Mr. Williams will own 662,553 shares, including the 140,000 shares described above, prior to the closing of the merger. In addition, Mr. Lovely and Mr. Aernoff agreed that prior to the reverse split, they would return sufficient shares to us for no consideration such that after the reverse split they will each own 50,000 shares of First Enterprise prior to the closing of the merger.

Directors and Executive Officers

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in March, 1999.

 Name                       Age              Title

 Michael T. Williams        52            President, Treasurer and Director


 Since 1975 Mr. Williams has been in the practice of law, initially with the US Securities and Exchange Commission until 1980, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 1999, by our other executive officers whose salary and bonus for period ended December 31, 1999 exceeded $100,000.

Summary Compensation Table
Name and Principal Position         Annual Compensation - 1999
                                    Salary, $,            Bonus, $,     Number of Shares Underlying Options, #,
Michael T. Williams, President      None                  None          None

Certain Relationships and Related Transactions

Of the $75,000 merger fee to be paid to us by SSI under the terms of the merger agreement, Mr. Lovely will receive $7500 for his role as co-founder. First Enterprise agreed to pay Mr. Aernoff $10,000 for his legal services in assisting with the clearing of any possible comments on this registration statement received from the SEC staff. The remaining $57,500 will be paid to Williams Law Group for legal services in preparing this registration statement.

Upon formation, Mr. Williams was issued 1,000,000 shares. In connection with the merger, we agreed to effect a reverse split such that Mr. Williams' Trust will own 662,553 shares, including 140,000 shares post merger held by 14 of his nieces, nephews, family Vermont land trust and employees for 140,000 shares post-merger.

Legal Proceedings

 We not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers

Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

We have agreed to indemnify our director, meaning that we will pay for damages they incur for properly acting as director. The SEC believes that this indemnification may not be given for violations of the securities act of 1933.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

Provisions With Possible Anti-Takeover Effects

Section 607.0902 of Florida law restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares, the control shares, will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an acquiring person's statement submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or Bylaws provide otherwise, all shareholders of the corporation will be able to exercise dissenter's rights in accordance with Florida law.

A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners:

o Under the laws of intestate succession or under a gift or testamentary transfer
o Under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute
o Under either a merger or merger if the corporation is a party to the agreement or plan of exchange or merger
o Under any savings, employee stock ownership or other benefit plan of the corporation
o   Under  an  acquisition  of  shares
    specifically approved by the board of directors of the corporation

          DESCRIPTION OF First Enterprise Service Group'S CAPITAL STOCK


   Authorized Capital Stock       Shares Of Capital Stock Outstanding

     50,000,000                        3,000,000

     20,000,000                             none


Common Stock

We are authorized to issue 50,000,000 shares of no par common stock. As of

December 31, 1999, there were 3,000,000 shares of common stock outstanding held of record by 17 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 20,000,000 shares of Class A preferred stock. There are 10,000,000 shares of Class A preferred stock outstanding, with the same rights and preferences as SSI Class A preferred stock. Issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any additional shares of preferred stock.

Options

We will issue options with the same terms and conditions as the SSI options described above in connection with the merger.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

We are the transfer agent and registrar for our common stock.

             Comparison of rights of first enterprise service group
                        Stockholders and ssi stockholders

Because First Enterprise Service Group will change its state of incorporation, articles and bylaws to be the same as those of SSI, the rights of stockholders of SSI will not change as a result of the merger.

                              AVAILABLE INFORMATION

SSI is not and, until the effectiveness of the registration statement (as defined below), First Enterprise Service Group was not, subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, proxy statements or other information with the Commission. Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of SSI to approve the merger constitutes an offering of First Enterprise Service Group common stock to be issued in connection with the merger. Accordingly, First Enterprise Service Group has filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to the offering from time to time, the registration statement. This proxy statement/prospectus constitutes the prospectus of First Enterprise Service Group that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of the materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS

***update

The financial statements of First Enterprise Service Group, Inc. as of and for the period April 6, 1999 (Date of Incorporation) through December 31, 1999 also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Kingery Crouse & Hohl P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing. The financial statements of Space Systems International Corporation as of February 28, 1999, and February 29, 2000 and for the years then ended also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, San Diego, California, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of First Enterprise Service Group common stock being offered by this information statement/prospectus and certain federal income tax matters related to the exchange are being passed upon for First Enterprise Service Group by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 1,000,000 shares pre merger and 662,553 shares post merger of the stock of First Enterprise Service Group.



                     SPACE SYSTEMS INTERNATIONAL CORPORATION

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITOR'S REPORT

           For the Years Ended February 29, 2000 and February 28, 1999



                     SPACE SYSTEMS INTERNATIONAL CORPORATION


                                TABLE OF CONTENTS


INDEPENDENT AUDITOR'S REPORT.................................................F-1

FINANCIAL STATEMENTS
          Balance Sheets
          as of February 29, 2000 and February 28, 1999. ....................F-2

          Statements of Operations for the years ended
          February 29, 2000 and February 28, 1999 ...........................F-3

          Statements of Changes in Stockholders' Equity
          for the years ended February 29, 2000 and February 28, 1999 .......F-4

          Statements of Cash Flows for the years ended
          February 29, 2000 and February 28, 1999 .....................F-5 - F-6


NOTES TO FINANCIAL STATEMENTS.........................................F-7 - F-16

INTERIM UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet
         as of May 31, 2000 (Unaudited).....................................F-17


         Statements of Operations for the three months ended
         May 31, 2000 and 1999 (Unaudited)..................................F-18


         Statement of Changes in Stockholders' Equity
         for the three months ended May 31, 2000 (Unaudited)................F-19

         Statements of Cash Flows for the three months ended
         May 31, 2000 and 1999 (Unaudited)..................................F-20

NOTES TO THE INTERIM UNAUDITED FINANCIAL STATEMENTS.........................F-21



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Space Systems International Corporation

We have audited the accompanying balance sheets of Space Systems International Corporation (the "Company"), as of February 29, 2000 and February 28, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Systems International Corporation as of February 29, 2000 and February 28, 1999, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




San Diego, California                             PANNELL KERR FORSTER
June 15, 2000                                     Certified Public Accountants
                                                  A Professional Corporation

                                       F-1



                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                                 BALANCE SHEETS
                     February 29, 2000 and February 28, 1999


                                                                          ASSETS
                                                      2000                    1999

Current assets

     Cash                                                 $    37,193   $   88,093
     Accounts receivable                                       87,548       19,650
     Common stock subscriptions receivable                     56,000            -
     Prepaid expenses                                               -       21,706
     Deferred consulting fees                                 500,712            -

     Total current assets                                     681,453      129,449


Noncurrent assets
     Furniture and equipment, net of accumulated depreciation
        of $3,692 and $2,893 at February 29, 2000 and February
        28, 1999, respectively                                  2,397        3,196
     Other noncurrent assets                                      397          397

     Total noncurrent assets                                    2,794        3,593

     Total assets                                          $  684,247    $ 133,042

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities              $  264,490    $  90,041
     Notes payable                                             44,079       28,300
     Deferred revenue                                          34,700            -

     Total current liabilities                                343,269      118,341


Commitments and contingencies (Notes 1, 7 and 9)

Stockholders' equity
     Preferred stock, $.0001 par value, 25,000,000
       shares authorized; 7,120,720 and 0 shares issued and
       outstanding in 2000 and 1999, respectively                 712            -
     Common stock, $.0001 par value, 50,000,000
       shares authorized; issued and outstanding:
       13,035,150 and 10,300,150 shares in 2000 and
       1999, respectively; 1,000,000 and 0 shares
       issuable in 2000 and 1999, respectively                  1,404        1,030
     Contributed and paid in capital                        2,418,499      628,974
     Common stock subscriptions receivable                    (50,000)     (25,000)
     Accumulated deficit                                   (2,029,637)    (590,303)

     Total stockholders' equity                               340,978       14,701

     Total liabilities and stockholders' equity             $ 684,247     $133,042

               The accompanying notes are an intefral part of the financial statements.

                                       F-2



                    SPACE SYSTEMS INTERNATIONAL CORPORATION
                            STATEMENTS  OF   OPERATIONS   For  the  years  ended
           February 29, 2000 and February 28, 1999


                                                            2000          1999

Revenues
     Sales                                                 $  -       $ 19,226
     Consulting                                         897,321         39,300

     Total revenues                                     897,321         58,526

Cost of revenues                                        560,161         10,341

     Gross margin                                       337,160         48,185


Expenses
     Operating expenses                                 656,291        384,153
     Consulting expenses                              1,093,710        117,000
     Interest expense                                    26,493          2,097

     Total expenses                                   1,776,494        503,250


Net loss                                            $(1,439,334)     $(455,065)

Basic and diluted net loss per share                     $(0.13)        $(0.05)

Shares used to compute basic and diluted
      net loss per share                             11,028,067      9,464,417

        The accompanying notes are an intefral part of the financial statements.

                                       F-3


                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
           For the years ended February 29, 2000 and February 28, 1999


                                                               Common     Contributed
                                                                          Stock             and                        Total
                             Preferred Stock          Common Stock        Subscriptions     Paid In     Accumulated    Stockholders'
                             Shares     Value        Shares    Value      Receivable        Capital     Deficit        Equity


Balance at
   February 28, 1998           -          $-      8,900,150    $890         $(170)          $115,104     $(135,238)     $(19,414)


Issuance of common
   stock options to
   consultants                 -           -             -        -             -            117,000             -       117,000

Common stock issued            -           -      1,350,000     135       (15,000)           386,875             -       372,010


Common stock issued
   to related parties          -           -         50,000       5       (10,000)             9,995             -            -



Common stock
   subscription received        -           -            -        -           170                 -              -          170


Net loss                        -           -            -        -             -                 -        (455,065)   (455,065)


Balance at
   February 28, 1999            -           -     10,300,150   1,030      (25,000)           628,974       (590,303)     14,701



Preferred stock issued   7,120,720         712           -         -            -                 -              -          712


Issuance of common
   stock on exercise
   of options                   -           -       785,000       79            -                 -              -           79


Issuance of common
   stock options to
   consultants                  -           -            -         -            -             214,820            -      214,820

Common stock issued             -           -      2,150,000      215     (81,000)          1,074,805            -      994,020

(See Notes 9 and 11)


Common stock canceled
   due to non-performance
   of services                  -            -     (200,000)     (20)           -                 -               -        (20)


Issuable common stock           -            -     ,000,000       100           -            499,900              -     500,000

(See Noted 9 and 11)

Common stock

   subscriptions receivable     -            -            -        -       56,000                 -               -      56,000


Net loss                        -            -            -        -            -                 -      (1,439,334) (1,439,334)


Balance at
   February 29, 2000      7,120,720       $ 712   14,035,150  $ 1,404   $ (50,000)      $ 2,418,499     $(2,029,637)   $340,978

                        The accompanying notes are an intefral part of the financial statements.

                                       F-4

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                            STATEMENTS   OF  CASH  FLOWS  For  the  years  ended
           February 29, 2000 and February 28, 1999


                                                             2000              1999

Cash flows from operating activities:
   Net loss                                          $(1,439,334)       $ (455,065)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
     Depreciation                                            799               799
     Common stock issued for services                    878,890                 -
     Common stock options granted to consultants         214,820           117,000
Changes in operating assets and liabilities:
     Increase in accounts receivable                     (67,898)          (19,650)
     Increase in other noncurrent assets                       -              (397)
     Decrease in organization expenses                         -             7,456
     Decrease (increase) in prepaid expenses              21,706           (21,706)
     Increase in deferred revenues                        34,700                 -
     Increase in accounts payable and accrued expenses   174,449            80,184

       Net cash used in operating activities            (181,868)         (291,379)


Cash flow from financing activities:
   Issuance of common stock                              115,189           372,180
   Borrowings on notes payable                            36,602            25,214
   Repayments of notes payable                           (20,823)          (18,114)

       Net cash provided by financing activities         130,968           379,280


Net (decrease) increase in cash                          (50,900)           87,901


Cash at beginning of year                                 88,093               192


Cash at end of year                                      $37,193           $88,093

       The accompanying notes are an intefral part of the financial statements.

                                       F-5



                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                      STATEMENTS OF CASH FLOWS  (Continued)  For the years ended
           February 29, 2000 and February 28, 1999

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                    2000              1999

Cash paid during the period for:

       Income taxes                             $    -              $    -


       Interest                                 $  26,493           $  2,097

                                       F-6

Supplemental disclosure of noncash investing and financing activities:

During the year ended February 29, 2000, the Company entered into an agreement to issue 1,000,000 shares of restricted common stock to a consultant after giving effect to the merger with First Enterprise Service Group, Inc. for services to be rendered during the initial term of the consulting agreement (one year) (See Noted 9 and 11). The shares have been valued at $.50 per share, $500,000 in total, based on the anticipated offering of shares.

During January 2000, 7,120,720 shares of convertible preferred stock were issued by the Company. The shares are convertible based on the attainment of certain revenue goals of the Company. The shares have been valued at par value of $.0001 per share, $712 in total, due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the date of issue.

During January 2000, 325,000 and 100,000 shares of common stock were sold and issued to consultants at $.18 and $.20 per share, respectively, and secured by notes receivable for a total of $81,000. Of this amount, $56,000 was received subsequent to February 29, 2000. The shares have been valued at $.50 per share based on the anticipated offering of shares.

Effective March 1, 1998, the Company exchanged 7,200,150 shares of common stock for all of the assets and liabilities of Space Liaison and Imaging Corporation. The value of the assets and liabilities acquired were $4,303 and $31,056, respectively.

                                       F-7

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


   Organization

Space Systems International Corporation (the "Company") was incorporated in Delaware on February 19, 1998. The Company provides technology and consulting to corporations and governments requiring solutions to telecommunications and remote sensing of the environment. The Company provides an integrated system approach to the problem by utilizing existing capabilities among sub contractors.

Effective March 1, 1998, the Company acquired all of the assets and liabilities of Space Liaison and Imaging Corporation ("SLIC") in exchange for the issuance of 7,200,150 shares of common stock of the Company. The transaction has been accounted for as an exchange between entities under common control and was accounted for at historical cost. Accordingly, the accompanying financial statements have been presented as if Space Liaison and Imaging Corporation and Space Systems International Corporation were one company.

In June 1999, the Company's Board of Directors approved a merger between the Company and First Enterprise Service Group, Inc. ("FESG"). The merger will close after the Securities and Exchange Commission ("SEC") declares FESG's registration statement effective and each shareholder of the Company's common and preferred stock will receive one like share of FESG stock. The transaction will be accounted for as a reverse merger with a public shell. Accordingly, the financial statements will be presented as if the Company had always been a part of FESG.

New Accounting Standards

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including instruments embedded in other contracts and for hedging activities. It requires recognition of all derivatives as either assets or liabilities in the balance sheet and measurement of those instruments at fair value. The new standard becomes effective for fiscal years beginning after June 15, 2000. Management does not expect this statement to have a material effect on the Company's financial statements.

   Furniture and Equipment

Furniture and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

                                       F-8


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)


   Long Lived Assets

The Company applies the provisions of SFAS No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of long-lived assets. The Company performs this evaluation for each individual long lived asset. Impairment is triggered when the estimated future cash flows do not exceed the carrying amount. Impairment will be measured on the difference between the carrying amount and the fair value of such asset determined using the future cash flows. No impairment of long lived assets has been recognized as of February 29, 2000 and February 28, 1999.

   Revenue Recognition

The Company generally recognizes revenue when technology is shipped or when consulting services are rendered to customers. Revenue from consulting services contracts is recognized ratably over the term of the service contract.

   Major Customers

During May 1999, the Company entered into a contractual agreement with a "Fortune 500 Company" to provide consulting services in Russia via Company employees located in Russia on an as-needed basis. Approximately 96% of total revenues for the fiscal year ended February 29, 2000 were generated from this contact.

   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the amounts of revenues and expenses reported during the reporting period. Actual results could differ from those estimates.

   Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                                       F-9

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)


Net (Loss) Per Share

Basic net (loss) per common share excludes dilution and is computed by dividing net (loss) by the weighted average number of common shares outstanding during the reported periods. Diluted net (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised. For the years ended February 29, 2000 and February 28, 1999, the effects of stock options and other commitments to issue 3,000,000 and 585,000 shares of common stock, respectively, are not considered in the calculation as they are anti-dilutive.

Fair Value of Financial Instruments

The Company believes that the recorded values of its financial instruments approximates their fair value at the balance sheet date due to their immediate short-term maturity.

   Stock Based Compensation

In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments based on a fair-value method of accounting.

Companies that do not choose to adopt the expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion ("APBO") No. 25, but will be required to provide proforma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123. APBO No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, option grants where the exercise price is equal to the market price at the date of the grant.

The Company has opted to follow the accounting provisions of APBO No. 25 for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 123. During the years ended February 29, 2000 and February 28, 1999, the Company did not issue any options under APBO No. 25 which required the pro forma disclosures under SFAS No. 123.

   Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                                      F-10

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

   Going Concern (Continued)

The Company's continuation as a going concern is dependent upon its ability to raise capital from outside sources, generate sufficient cash flow from operations and ultimately to attain profitability. In order to do this, the Company intends to continue to pursue telecommunications opportunities in Russia in order to expend its presence and utilize its existing resources in Russia. If in the event that this market is slower to develop than expected, the Company will pare back its Russian resources in order to reduce expenses and maintain its viability. The Company's management is also exploring various alliances with certain technology companies to enhance their product and service offerings. The management's overall goal is to integrate the products from these companies into the Company's overall strategy. The Company will also attempt to raise additional funds should they be required to continue its operations.

NOTE 2 - PREPAID EXPENSES

Prepaid expenses at February 28, 1999 represent the remaining amount of costs incurred for issuance policies covering directors and officers and general liability. The policies were financed by the finance company.

NOTE 3 - DEFERRED CONSULTING FEES

Deferred consulting fees at February 29, 2000 represent the issuance of 7,120,720 shares of convertible preferred stock during January 2000 at a fair value of $.0001 (par value) and 1,000,000 shares of restricted common stock at a fair value of $.50. The charges for the preferred stock issuance will be expensed when the conversion to common stock takes place (shares are convertible based on the attainment of certain revenue goals) or the conversion feature expires. The charges for the common stock will be expensed after giving effect to the merger with First Enterprise Service Group, Inc. as services are rendered during the initial term of the consulting agreement of one year (See Notes 9 and 11).

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                      F-11

Accounts payable and accrued liabilities at February 29 and February 28, respectively, consist of:

                                  2000                        1999


Accounts payable trade          $ 9,229                    $ 22,541
Accrued professional fees        41,668                           -
   Accrued salaries             123,593                      67,500

                              $ 264,490                    $ 90,041



NOTE 5  - NOTES PAYABLE

   Notes payable at February 29 and February 28, respectively, consists of :

                                                           2000           1999

Note payable to a bank, interest payable monthly at
   11.37% per annum, principal amount due on demand     $35,315             $-


   Note payable to a bank, interest payable monthly at
   14.50% and 13.50% per annum, respectively,
   principal amount due on demand                         8,764          13,149

Note payable to a finance company,
   interest payable monthly at 12.38% per annum               -          15,151

                                                        $44,079         $28,300


The Company had unused lines of credit of $25,921 and $6,851 at February 29, 2000 and February 28, 1999, respectively.

NOTE 6  - INCOME TAXES

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of February 29 and February 28, respectively:
                                                         2000            1999

   Deferred tax assets:
      Net operating loss carry forwards              $520,000         $90,000
      Compensation element of stock options issued    152,000          66,000
      Cash basis accounting for tax purposes           70,000          19,000
      Other                                            12,000          11,000

         Gross deferred tax assets                    754,000         186,000

   Less valuation allowance                          (754,000)       (186,000)


                                                           $-              $-

Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforward are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The Company's valuation allowance increased by $568,000 from 1999.

                                      F-12

NOTE 6  - INCOME TAXES (Continued)

As of February 29, 2000, the Company has net operating loss carry-forwards for both federal and state income tax purposes. Federal and state net operating loss carry-forwards totaling approximately $1,080,000 begin to expire in 2019 and 2004, respectively. Due to federal and state laws, the availability of the operating loss carry-forwards may be limited if a cumulative change in the Company's ownership results in a change in control. The Company believes such a change has not taken place during the years ended February 29, 2000 and February 28, 1999. Due to federal and state tax rules the net operating losses of Space Liaison and Imaging Corporation are not transferrable to the Company.

A reconciliation of the effective tax rates with the federal statutory rate is as follows for the years ended February 29 and February 28, respectively:

                                                 2000              1999


   Income tax benefit at 35% statutory rate    $(504,000)      $(159,000)
   Change in valuation allowance                 568,000         186,000
   Non deductible expenses                         6,000           3,000
   State income taxes, net                       (85,000)        (27,000)
   Other                                          15,000          (3,000)

                                                     $ -             $ -


NOTE 7 - STOCKHOLDERS' EQUITY

   Preferred Stock

During January 2000, the Company issued 7,120,720 shares of convertible preferred stock from consulting services. These shares have no dividend rights and no mandatory right of redemption. The liquidation preference amount for the shares is equal to the par value per share. Each share of preferred stock is entitled to one vote for each share of common stock issuable upon conversion of the preferred stock on each matter on which shareholders of common stock are entitled to vote. The preferred stock shall not vote as a separate class, but shall vote jointly with holders of common stock. The shares shall become convertible when the Company achieves gross annual sales of $1,000,000 over a twelve month period. The conversion feature expires two years after the date of issue.


NOTE 7 - STOCKHOLDERS' EQUITY (Continued)

   Common Stock

During fiscal 1999, the Company granted options to acquire common stock to a consultant. The consulting agreement called for options to be granted as follows: options to purchase 150,000 shares of common stock at an exercise price of $.0001 per share upon execution of the consulting agreement, options to acquire 200,000 shares of common stock at an exercise price of $.0001 per share upon the introduction and successful acquisition of SLIC (see Note 1) and options to acquire 200,000 shares of common stock at an exercise price of $.0001 per share upon the entry into any contractual relationship with a specified company (all of these events have occurred as of February 29, 2000). The consulting agreement is effective for a period which extends for twenty-four months from the date of the agreement (See Note 9). All of the options have been exercised as of February 29, 2000.

During May 1998, the Company granted an option to acquire 235,000 shares of common stock to a consultant at an exercise price of $.0001 per share exercisable January 1, 1999 through June 30, 2000. All of the options have been exercised as of February 29, 2000.

During fiscal 2000, the Company granted options to acquire a total of 3,000,000 shares of common stock to consultants. The options are exercisable at $.50 per share and expire one year after the Company's common stock becomes publicly traded.

During fiscal 1999, the Company entered into a consulting agreement which granted the consultant options to acquire 500,000 shares of common stock at an exercise price of $1.00 per share. The options become exercisable upon the Securities and Exchange Commission effecting a Registration Statement submitted by the Company and the Company's common stock quoted average closing bid being at least $5.00 per share for ten trading days. If both conditions have not been met within twelve months of an effective Form 10-SB, the options to purchase common stock are cancellable by the Company. These options expire five years after they become exercisable.
These options are not exercisable as of February 29, 2000.

   Stock option plans

The Company has elected to account for incentive grants and grants under its Plan following APBO No. 25 and related interpretations. The Company did not issue any options under APBO No. 25 and accordingly, no compensation costs have been recognized for the years ended February 29, 2000 and February 28, 1999 and no pro forma disclosures under SFAS No. 123 are required. Under SFAS No. 123, the fair value of each option granted will be estimated on the measurement date utilizing the then current fair value of the underlying shares, as estimated by management, less the exercise price discounted over the expected life of the options.

                                      F-13

NOTE 7 - STOCKHOLDERS' EQUITY (Continued)

   Stock option summary

Under SFAS No. 123, the fair value of each option granted during the years ended February 29, 2000 and February 28, 1999 was estimated on the measurement date utilizing the then current fair value of the underlying shares, as estimated by management, less the exercise price discounted over the expected life of the options ranging between one and five years, with an average risk free interest rate ranging between 5.82% and 6.29%, price volatility of .10 and no dividends.

 A summary of the activity of the stock options for the years ended February 29, 2000 and February 28, 1999 is as follows:

                                                                Year ended                         Year ended
                                                                February 29, 2000                  February 28, 1999
                                                                Weighted                           Weighted
                                                                Average                            Average
                                                                Exercise                           Exercise
                                                Shares          Price                Shares        Price

        Outstanding at beginning of
           period                             1,085,000           $.46              500,000            $1.00

        Granted                               3,200,000            .47              585,000            .0001
        Exercised                              (785,000)         .0001                   -                -
        Forfeited                                     -             -                    -                -
        Expired                                       -             -                    -                -

        Outstanding at end of period          3,500,000           $.57            1,085,000             $.46

        Exercisable at end of period          3,000,000           $.50              585,000           $.0001

        Weighted-average fair value
           of options granted during
           the period                                             $.07                                  $.20

        Weighted-average remaining
           contractual life of options
           outstanding at end of period                         1.2 years                            3.2 years

                                      F-14

NOTE 8  - RELATED PARTY TRANSACTIONS

During June 1998, the Company's CEO purchased 30,000 shares of common stock via the issuance of a promissory note in the amount of $6,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due on demand.

During June 1998, the Company's Vice President purchased 20,000 shares of common stock via the issuance of a promissory note in the amount of $4,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due on demand.

NOTE 9  - COMMITMENTS AND CONTINGENCIES

During fiscal 1999, the Company entered into a consulting agreement which calls for payment of $150,000 per year for two years for services to be rendered. This payment of these fees is contingent upon and begins with the Company's commencement of trading on any publicly traded market and is payable in a lump sum at the end of the end of the two year term. In addition the agreement calls for a payment of $60,000 upon the commencement of the Company's stock trading on any public market. The agreement also provides for the granting of up to 550,000 options to purchase the Company's common stock at an exercise price of $.0001 per share (see Note 7).

The Company also entered into a financing agreement with a financing company whereby the financing company will make short term advances to the Company for foreign payroll needs. These advances are secured by specific billings of the Company related to the contractual agreement with Russia (see Note 1 "Major Customers").

In conjunction with the acquisition of the assets and liabilities of Space Liaison and Imaging Corporation, a dissolved corporation which had common ownership with the Company, the Company obtained the rights to certain outstanding contract proposals which were initiated by Space Liaison and Imaging Corporation. The Company has not assigned any value to these rights as of February 29, 2000.

The Company has adopted the Incentive Compensation Plan and the Equity Incentive Plan. The Incentive Compensation Plan covers all employees, is determined by measured performance and is based on a percentage of annual salary. The Equity Incentive Plan covers directors, officers and certain key employees of the Company. Under the Equity Incentive Plan, participants may be granted Incentive Stock Options or Non-Qualified incentive stock options. In no case may options be granted at less than fair market value of the underlying common stock. The Company has reserved 1,000,000 common shares for issuance under the Equity Incentive Plan. There was no activity under this Plan during the years ended February 29, 2000 and February 28, 1999.

The Company leases its office facility on a one year term with monthly lease payments of $300. This lease expired April 2000 and is continuing on a month to month basis.

Subsequent to fiscal 2000, the Company canceled a contract by and between it and a consultant (the "Consultant"). The Consultant's counsel has threatened litigation if the Company does not perform its obligations under the contract (see Note 11). No legal action has yet been filed by the Consultant. The Company believes that it acted appropriately in canceling the contract and does not believe it has any liability in this matter.

                                      F-15

NOTE 10  - SERVICE AGREEMENT

During February 2000, the Company entered into a Frame Service agreement with Metrosvyaz Ltd. (the "Customer") to provide technical services to the Customer for the integration, installation and testing of wireless communications (CDMA) systems for the Customer's clients in Russia. This agreement expires on February 4, 2002, unless sooner terminated by either party with seven days notice in writing. There was no service provided under this agreement as of February 29, 2000.


NOTE 11  - SUBSEQUENT EVENT

During May 2000, the Company canceled a contract with a consultant under which 450,000 shares of the Company's common stock were issued, but never delivered to the consultant, and 1,000,000 shares of the Company's restricted common stock were reserved for issuance to the Consultant after giving effect to the merger with FESG (see Note 9). The Company then entered into contractual agreements with two other consultants to perform the services required for compensation of the same type and number of shares.

                                      F-16


                            HISTORICAL FINANCIAL DATA
                      INTERIM UNAUDITED FINANCIAL INFORMATION
                      SPACE SYSTEMS INTERNATIONAL CORPORATION
                                  BALANCE SHEET
                            May 31, 2000 (Unaudited)

                                     ASSETS

Current assets
   Cash                                                                  $14,999

   Accounts receivable                                                    87,190

   Prepaid expenses                                                           -

   Deferred charges on stock issuance                                    500,712


   Total current assets                                                  602,901


Noncurrent assets
   Furniture and equipment, net of accumulated depreciation
      of $3,892                                                            2,197

   Other noncurrent assets                                                   397


   Total noncurrent assets                                                 2,594


   Total assets                                                         $605,495


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued liabilities                            $ 204,861

   Notes payable                                                          53,665


   Total current liabilities                                             258,526

Commitments and contingencies

Stockholders' equity
   Preferred stock, $.0001 par value, 25,000,000
     shares authorized; 7,120,720 issued and outstanding                     712

   Common stock,  $.0001 par value,  50,000,000  shares  authorized;  issued and outstanding:
     13,035,150 shares; 1,000,000 shares  issuable                         1,404

   Contributed and paid in capital                                     2,418,499

   Common stock subscriptions receivable                                (50,000)

   Accumulated deficit                                               (2,023,646)


   Total stockholders' equity                                            346,969

   Total liabilities and stockholders' equity                          $ 605,495

                                      F-17


                        HISTORICAL FINANCIAL DATA
                      INTERIM UNAUDITED FINANCIAL INFORMATION
                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                 STATEMENTS OF OPERATIONS  For the three months ended
                       May 31, 2000 and 1999 (Unaudited)


                               Three months ended

                                     May 31,

                                                    2000                    1999

                                                  (Unaudited)          (Unaudited)
Revenues
   Consulting                                       $ 160,850           $ 104,662


   Total revenues                                     160,850             104,662


Cost of revenues                                      111,553              39,086


   Gross margin                                        49,297              65,576


Expenses
   Operating expenses                                  41,533              85,725
   Consulting expenses                                     -               24,995
   Interest expense                                     1,773                 952


   Total expenses                                      43,306             111,672


Net income (loss)                                      $5,991           $ (46,096)


Basic and diluted net income (loss) per share          $.0005              $(.005)


Shares used to compute basic and diluted
    net income (loss) per share                    13,035,150          10,150,150

                                      F-18


                            HISTORICAL FINANCIAL DATA
                      INTERIM UNAUDITED FINANCIAL INFORMATION
                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              For the three months ended May 31, 2000 (Unaudited)


                                                                 Common     Contributed
                                                                            Stock            and                        Total
                             Preferred Stock           Common Stock         Subscriptions    Paid In     Accumulated   Stockholders'
                             Shares     Value        Shares      Value      Receivable       Capital     Deficit        Equity


Balance at
   February 29, 2000      7,120,720     $712      14,035,150    $1,404       $(50,000)     $2,418,499  $(2,029,637)      $340,978

UNAUDITED INFORMATION:

Net loss for the three
   months ended
   May 31, 2000              -           -            -            -            -              -             5,991         5,991


Balance at May 31,
   2000 (Unaudited)       7,120,720     $712       14,035,150   $1,404       $(50,000)     $2,418,499  $(2,023,646)     $346,969

                      HISTORICAL FINANCIAL DATA
                      INTERIM UNAUDITED FINANCIAL INFORMATION
                     SPACE SYSTEMS INTERNATIONAL CORPORATION
              STATEMENTS  OF CASH FLOWS For the three months ended
                        May 31, 2000 and 1999 (Unaudited)


                                                           2000              1999

Cash flows from operating activities:
   Net income (loss)                                      $5,991         $ (46,096)

Adjustments  to  reconcile  net  income  (loss)  to net cash  used in  operating activities:
       Depreciation                                          200               200

Changes in operating assets and liabilities:
     Decrease (increase) in accounts receivable              358           (66,708)
     Decrease in deferred revenues                       (34,700)               -
    (Decrease) increase in accounts payable
     and accrued expenses                                (59,629)           72,732

       Net cash used in operating activities             (87,780)          (39,872)

Cash flow from financing activities:
   Proceeds from share issuances                          56,000                -

   Borrowings on notes payable                            11,071               140

   Repayments of notes payable                            (1,485)          (15,151)

       Net cash provided by (used in) financing
       activities                                         65,586           (15,011)

Net decrease in cash                                     (22,194)          (54,883)

Cash at beginning of period                               37,193            88,093

Cash at end of period                                    $14,999           $33,210



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                                                           2000              1999

Cash paid during the period for:

       Income taxes                                          $-                $-

       Interest                                          $2,028              $952

                                      F-20


                            HISTORICAL FINANCIAL DATA
                 NOTES TO INTERIM UNAUDITED FINANCIAL INFORMATION


NOTE 1 - BASIS OF PRESENTATION

reflect all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial position of Space Systems International Corporation as of May 31, 2000, and the results of operations and cash flows for the three months ended May 31, 2000 and 1999. The results of operations for the three months ended May 31, 2000 are not necessarily indicative of results that may be expected for the full year. These financial statements are unaudited and do not include all related footnote disclosures. These financial statements should be read in conjunction with the consolidated financial statements for the years ended February 29, 2000 and February 28, 1999 and the notes thereto included in the Company's audited consolidated financial statements included elsewhere in this registration statement.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable at May 31, 2000 of $87,190 consist principally of amounts due for consulting services.

NOTE 3 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at May 31, 2000 consist of:
                                                                            2000

Accounts payable trade                                                    $4,468
   Accrued salaries                                                      200,393

                                                                        $204,861

NOTE 4  - NOTES PAYABLE

   Notes payable at May 31, 2000 consists of :
                                                                            2000
   Note payable to a bank, interest payable monthly at
   11.62% per annum, principal amount due on demand                      $45,000

   Note payable to a bank, interest payable monthly at
   14.75% per annum, principal amount due on demand                        8,665


                                                                         $53,665


                                      F-21


                     Space Systems International Corporation

  INFORMATION STATEMENT FOR STOCKHOLDERS OF SPACE SYSTEMS INTERNATIONAL, CORP.


                      First Enterprise Service Group, Inc.

                                   PROSPECTUS


TABLE OF CONTENTS

First Enterprise Service Group, Inc.

PROSPECTUS

TABLE OF CONTENTS

SOLICITATION OF WRITTEN CONSENTS                                               6

WRITTEN CONSENT                                                                7

TABLE OF CONTENTS                                                              9

SUMMARY                                                                       11

RISK FACTORS                                                                  14

MERGER APPROVALS                                                              19

MERGER TRANSACTION                                                            19

SSI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION                                  33

SSI'S BUSINESS                                                                33

MANAGEMENT                                                                    51

INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     53

RELATED PARTY TRANSACTIONS                                                    54

PRINCIPAL STOCKHOLDERS                                                        55

DESCRIPTION OF SSI CAPITAL STOCK                                              57

FIRST ENTERPRISE SERVICE GROUP'S BUSINESS                                     60

DESCRIPTION OF FIRST ENTERPRISE SERVICE
GROUP'S CAPITAL STOCK                                                         66

COMPARISON OF RIGHTS OF FIRST ENTERPRISE
 SERVICE GROUP                                                                68

STOCKHOLDERS AND SSI STOCKHOLDERS                                             68

AVAILABLE INFORMATION                                                         68

EXPERTS                                                                       68

LEGAL MATTERS                                                                 69
Dealer prospectus delivery obligation

Dealer prospectus delivery obligation

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

Under Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability (i) for breach of the Directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. The provisions also does not affect a Directors' responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

Florida

Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such

                                      II-1

proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. Articles and Bylaws. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Numbers

Exhibit 2.1       Agreement and Plan of Merger and Reorganization*

Exhibit 3.1       Articles of Incorporation of the Registrant.*
Exhibit 3.2       Bylaws of the Registrant*
Exhibit 3.3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.*
Exhibit 3.4 Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.*
Exhibit 4.1       Form of Common Stock Certificate of the Registrant.*
Exhibit 5.1       Legal Opinion of Williams Law Group, P.A.
Exhibit 8.1       Tax Opinion of Williams Law Group, P.A.*
Exhibit 10.1a     Agreement with Rainbow
Exhibit 10.1b     Agreement with Gulf Atlantic
Exhibit 10.2      Option Agreement with ITR Marketing Inc.*
Exhibit 10.3      Option Agreement with Evan Capital*
Exhibit 10.4      Option Agreement with Novak Graphics Ltd.*
Exhibit 10.5      Option Agreement with Larix International Ltd.*
Exhibit 10.6      Contract with Globalstar
Exhibit 10.7      Contract with Ericsson*
Exhibit 10.8      Promissory note from John Papazian
Exhibit 10.9      Promissory note from Dennis Appel
Exhibit 10.10.1   Promissory  notes from Barry Berman dated September 24, 1998
Exhibit 10.10.2   Promissory notes from Barry Berman dated October 6, 1998
Exhibit 10.11     Letter from MGM to Williams Law Group
Exhibit 10.12     Letter from Williams Law Group to MGM
Exhibit 10.13     Letter  from MGM to SSI  Board*
Exhibit 10.14     Delaware Statutes
Exhibit 10.15     Schedule of Information resales Representatives
Exhibit  11.1     Statement of computation of per share earnings.*

Exhibit 23.1      Consent of KINGERY, CROUSE & HOHL, P.A.
Exhibit 23.2      Consent of PANNELL KERR FORSTER, CPAs.
Exhibit 23.3 Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

Exhibit 27.       Financial Data Schedule (for SEC use only)


*To be filed by amendment

All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

ITEM 22. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

(2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                                      II-4

(4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                                      - 28 -
Exhibit 10.1a

                     RAINBOW COMMUNICATIONS, INC. AGREEMENT


     This Rainbow Communications, Inc. Agreement (the "Agreement") is entered into on this ___ day of May, 2000, between Rainbow Communications, Inc., a Florida corporation ("RAINBOW"), and Space Systems International Corporation, a Delaware corporation ("Client").

         Whereas, RAINBOW is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services");

         Whereas, the Client desires to retain RAINBOW to provide the Advertising and Promotional Services, and RAINBOW desires to provide such
Advertising and Promotional Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement;

         Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Advertising and Promotional Services. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, RAINBOW agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A which is attached hereto and incorporated herein by reference, for the period commencing on the latter of (the "Effective Date") the date that this Agreement is executed and delivered by Client or the date that RAINBOW receives payment of its fees as herein provided and expiring on the 730th day following the effective date of this Agreement (the "Term").

     2. Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows.

         1.Representation and Warranties.

                 Client represents and warrants to RAINBOW that:

     (1) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

     (2) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors.

     (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms.

     (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

     (5) Litigation. No action, suit or proceeding is pending against or affecting the Client or any of its properties before any court, arbitrator or governmental body or administrative agency and none of the persons owning beneficially or of record more than 10% of the outstanding capital stock of the Client or any of the directors or officers of Client is a party to any action, suit or proceeding before any federal or state court, arbitrator or governmental body or administrative agency (other than routine traffic violations) and no such person has been a party to any such proceedings for more than the past five years.

     (6) Accuracy of Information. The information furnished by Client to RAINBOW regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

           2. Covenants and Agreements.

       Client covenants and agrees to comply with the following covenants:

     (1) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to RAINBOW and for the accuracy and completeness of the contents of all materials prepared by RAINBOW for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B attached hereto and incorporated herein by reference as the duly authorized representatives of Client for purposes of certifying to RAINBOW the accuracy of all documents, advertisements or other materials prepared by RAINBOW for and on behalf of Client. The Client agrees to promptly advise RAINBOW in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any report, advertorial or other document prepared by RAINBOW for and on behalf of Client misleading in any material respect. Client hereby agrees that RAINBOW and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until RAINBOW is advised in writing by an authorized representative of Client that the information previously furnished to RAINBOW is inaccurate or incomplete in any material respect. Client acknowledges that RAINBOW shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows: RAINBOW shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that RAINBOW will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

     (2) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

     (3) Financial and Other Information. Client agrees to furnish to RAINBOW the following information:

       (i) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

       (ii) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

     (4) RAINBOW Reliance on Clients's Full Disclosure. Client will provide, or cause to be provided, to RAINBOW all financial and other information requested by RAINBOW for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that RAINBOW will use such information in performing the services contemplated by this Agreement without independently verifying such information and that RAINBOW does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to RAINBOW. The persons executing this Agreement on behalf of Client agree to keep RAINBOW promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

     (5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

         3. Compensation. In consideration of the Advertising and Promotional Services to be performed by RAINBOW hereunder, Client hereby agrees to compensate RAINBOW in the manner and in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto. In addition to the compensation to be paid to RAINBOW as provided in Exhibit C, Client shall reimburse RAINBOW promptly after a written request therefor accompanied by appropriate documentation, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of RAINBOW's counsel, if any) incurred in connection with providing services hereunder or to the extent provided in Exhibit C.

         4. Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to RAINBOW and for the contents of all materials, advertorials and other information prepared by RAINBOW for an on behalf of Client as provided herein and Client agrees to indemnify RAINBOW in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

         5. Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by RAINBOW to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of RAINBOW to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating RAINBOW to act as a financial or business advisor or consultant to Client, as permitting or obligating RAINBOW to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of RAINBOW with respect to the provisions of services hereunder and RAINBOW shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof.

         6. Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of RAINBOW pursuant to Section 3 of this Agreement and to comply with the indemnification provisions pursuant to Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, RAINBOW and, in the case of the indemnity agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under Sections 3 and 4 of this Agreement shall be fully earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

         7. Termination. RAINBOW shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing Advertising and Promotional Services pursuant to this Agreement if RAINBOW, in the exercise of its reasonable judgment, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements contained herein or if any federal or state governmental agency or instrumentality institutes an investigation or suit against Client or pertaining to the services hereunder.

         8. Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of RAINBOW or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of RAINBOW or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that RAINBOW and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to RAINBOW, which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, RAINBOW shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of RAINBOW or of any affiliate or subsidiary of RAINBOW. Nothing herein shall be construed as prohibiting RAINBOW from pursuing any other remedies available to RAINBOW for such breach or threatened breach, including recovery of damages from Client. The undertakings herein shall survive the termination or cancellation of the Agreement for three years.

         9.       Miscellaneous.
     A. Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Orange County, in the State of Florida (without regard to the principles of conflicts of laws).

     B. Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     C. Amendments to be in Writing. This Agreement may be amended only in a writing signed by all of the parties.

     D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of RAINBOW in exercising its rights shall operate as a waiver of that right or otherwise prejudice RAINBOW. RAINBOW's failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy available to RAINBOW, shall not constitute a waiver by RAINBOW of such provision. No specific waiver by RAINBOW of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

     E. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     F. Cumulation of Rights and Remedies. No right or remedy of RAINBOW under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing, whether by contract, at law, or in equity.

     G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

     H. Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

     I. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgment. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of mailing.

                   Client: Space Systems International Corporation 16325 Roca Drive
                                    San Diego, California 92128
                                    Attn:  John Papazian, President/CEO
                                    Telephone: 858-618-7149
                                    Fax: 858-618-1873

                                    Rainbow Communications, Inc.
                                    1947 Lee Road
                                    Winter Park, Florida 32789
                                    Attn:    Roberto E. Veitia, President
                                    Telephone: 407-628-5700
                                    Fax:  407-628-0807





     J. Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or
interpretation   of  this  Agreement.

     K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.




     In Witness Whereof, the parties have executed this Agreement as of the date first above written. Attest: Space Systems International Corporation



By:                                         By:
-----------------------------------        -----------------------------------
         Secretary                              John Papazian,
                                                President

[Corporate Seal]



Attest: Rainbow Communications, Inc.


By:                                          By:
-----------------------------------         ----------------------------------
         Secretary                                Roberto E. Veitia, President


[Corporate Seal]



                                    EXHIBIT A

                      Advertising and Promotional Services

The services to be provided are as follows:

         A. Company will be featured in four (4) web sites including E-mail alert to subscriber base.

         B. Growth Industry Report - A minimum of four-page, two-color follow-up mail pieces designed for additional informational purposes, that is mailed to respondents, in addition to those brokers requesting said information. A total of 10,000 will be printed to satisfy RAINBOW's responsibility to the Client. Any additional Growth Industry Reports needed or requested by the Client will be at the Client's expense.

         C. The Lead Distribution Program - RAINBOW will contact retail brokers, market makers and/or money managers and will arrange a meeting between representative of the Client and interested retail brokers, market makers, and money managers, which will include a show and tell from the top management of the "Client" in disseminating information to these interested parties. The aforementioned may be accomplished by a Road Show.

                  This process will begin immediately upon RAINBOW receiving the payment as stipulated in Exhibit "C".

         D.       Other Advertising and Promotional Services.

                 1. Public relations exposure to newsletter writers, trade and financial publications. The Client shall be totally responsible for all travel expenses for the purpose of due diligence of the Client by financial newsletter writers and/or brokers. The Client will have total pre-approval rights on these trips. Road Show(s) - Locations to be determined. Client will cover all expenses of Road Show(s). Client will have prior approval of those expenses. RAINBOW will be responsible for RAINBOW's own travel expenses to support the show

                  2. Inclusion as a featured Lead Generator of the Month in Confidential Fax Alert, a newsletter transmitted by fax to over 5,000 Brokers.

                  3. Preparation of a Broker Bullet Sheet to be sent to every broker who indicates an interest in the Client.

                  4. Lead Tracking Summary maintained for all response leads generated and provided to the "Client" monthly.

                  5. Press releases - Up to four (4) press releases - the first Press Release shall announce the hiring of RAINBOW by the "Client"; with three Press Releases remaining which may be extended at the option of the "Client", at the Client's expense, at a rate of $1,000.00 per Press Release. Should the Client chose to publish their own Press Release, RAINBOW shall be mentioned as the Client's Public Relations firm.

                  6. RAINBOW will distribute at its cost the due diligence packages to all inquiring brokers only. The Client shall supply the necessary materials for this package, if an Arrow Marketing Contract is not entered into. In the event an Arrow Marketing Contract is not entered into, the Client will provide RAINBOW with 300 packages or in the alternative provide a master to RAINBOW and RAINBOW will then charge the Client for the cost of reproduction.

                  7. RAINBOW targets a minimum of 3% return of qualified investor leads specifically generated for the Client.

                  8. Production of Due Diligence Folder (minimum 500) with company Sector Report.

         E.       Performance By Client.

                  1. Client is required to do a Standard & Poor's listing at the Client's expense.

                  2. Client is required to provide RAINBOW with all S& P l istings on their attorney's stationary.

                  3. Client will provide its shareholder's with audited financials on a yearly basis and unaudited financials on a quarterly basis.

                  4. Client agrees to send RAINBOW, DTC sheets on a weekly basis.

                  5. Client agrees to provide RAINBOW with a complete shareholders list on a semi-annual basis.

                  6. Client will use its reasonable best efforts to register or qualify any shares of common stock of Client under the securities or blue sky laws of such jurisdictions as any broker or market maker may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such broker or market maker to consummate the disposition in such jurisdictions of shares of common stock of Client, provided that the Client will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section and (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement regarding the service to be provided by RAINBOW under the Agreement.


                                      Space Systems International Corporation


                                       By:__________________________________
                                             John Papazian, President


                                       Rainbow Communications, Inc..


                                        By:  ________________________________
                                               Roberto E. Veitia, President


                                   EXHIBIT B



Client hereby designates the following person or persons to act on its behalf for the purposes set forth in Section 2 of the Agreement.



------------------------------------        ---------------------------------
DIRECTOR (PLEASE SIGN)                      DIRECTOR (PLEASE PRINT)


------------------------------------        ---------------------------------
PRESIDENT (PLEASE SIGN)                     PRESIDENT (PLEASE PRINT)


------------------------------------        ---------------------------------
VICE PRESIDENT (PLEASE SIGN)                VICE PRESIDENT (PLEASE PRINT)




                                    EXHIBIT C

                                  COMPENSATION



         1. Client agrees to pay to RAINBOW Five Hundred Thousand and 00/100 Dollars ($500,000.00) in cash on execution and delivery of the Agreement or, at the option of Client, to issue to RAINBOW 225,000 free trading shares of Common Stock and 500,000 restricted shares in Client (the "Shares"), which Shares shall be duly and validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive right of any stockholders of client. The Shares shall be issued in compliance with the exemption from the registration requirements of the Securities Act of 1933 (the "Act") provided by Section 4(2) of the Act and/or pursuant to Rules 505 or 506 of the General Rules and Regulation under the Securities Act of 1933.

         2. Concurrently with the payment of cash or the issuance of the Shares, Client will execute and deliver the Registration Rights Agreement attached hereto as Exhibit E under which the Client agrees to register the Shares for sale in compliance with the Act as therein provided and to comply with all conditions necessary or required to enable the Shares to be sold pursuant to Rule 144 of the General Rules and Regulation under the Securities Act of 1933.

         3. The Shares, if any, to be issued to RAINBOW shall be approved for issuance in accordance with the rules and regulations of any stock exchange on which the Shares are listed for trading or by the NASDAQ if the shares are listed for trading thereon and shall be issued in compliance with all appropriate federal or state governmental rules and regulations.

         4. Client acknowledges that the consideration to be paid to RAINBOW shall be fully earned on the date that RAINBOW commences providing services under the Agreement regardless of whether the Agreement is terminated as provided in the Agreement prior to completion of all services.

     5. Client agrees to pay or reimburse RAINBOW for all expenses arising out of or related to the provision of services by RAINBOW under the Agreement to the extent provided in the Agreement and/or in Exhibit A thereto.



         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.


                                     Space Systems International Corporation


                                        By: _______________________________
                                              John Papazian, President


                                       Rainbow Communications, Inc.


                                         By:  ______________________________
                                                Roberto E. Veitia, President


                                    EXHIBIT D


                                 INDEMNIFICATION


         This  Indemnification   Agreement   constitutes  part  of  the  Rainbow
Communications, Inc. Agreement (the Agreement) dated the ____ day of May, 2000, between Client (as defined in the Agreement) and RAINBOW.

         Client acknowledges and agrees that if, in connection with the services or matters that are the subject of or arise out of such Agreement, RAINBOW becomes involved (whether or not as a named party) in any action, claim or legal proceeding (including any governmental inquiry or investigation), Client agrees to reimburse RAINBOW for its reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) as they are incurred by RAINBOW. Client also agrees to indemnify and hold RAINBOW harmless against any losses, claims, damages or liabilities, joint or several, as incurred, to which RAINBOW may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts committed by RAINBOW without the knowledge and/or consent of Client. In the event that the foregoing indemnity is unavailable by operation of law, then Client shall contribute to amounts paid or payable by RAINBOW in respect of such losses, claims, damages and liabilities in the proportion that Client's interest bears to RAINBOW's interest in the matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, then Client shall contribute to such amount paid or payable by RAINBOW in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and RAINBOW on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         Promptly after RAINBOW's receipt of notice of the commencement of any action or of any claim, RAINBOW will, if a claim in respect thereof is to be made against Client under this Indemnity Agreement, notify Client of the commencement thereof. In case any such action or claim is brought against RAINBOW, Client will be entitled to participate therein and, to the extent that Client may wish, to assume the defense thereof, with counsel satisfactory to RAINBOW. After notice from Client to RAINBOW of Client's election to so assume the defense thereof, Client will not be liable to RAINBOW for indemnification as provided in the preceding paragraph for any legal fees, disbursements of counsel or other expenses subsequently incurred by RAINBOW in connection with the defense thereof other than reasonable costs of investigation; provided that RAINBOW shall have the right to employ separate counsel if, in the reasonable judgment of RAINBOW's counsel, it is advisable for RAINBOW to be represented by separate counsel or if in the reasonable judgment of RAINBOW's counsel, Client is not vigorously and actively defending against any such claim or claims, and in either such event the reasonable legal fees and disbursements of such separate counsel shall be paid by Client.

         The foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of RAINBOW's engagement under the Agreement and shall be in addition to any rights that RAINBOW may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control RAINBOW, be controlled by RAINBOW or be under common control with RAINBOW and to RAINBOW's, and to each such other person's respective affiliates, directors, officers, employees and agents. This Indemnification Agreement shall be binding on any successor of Client.

         Client represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client, enforceable against Client according to its terms.

         This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law, and the forum for resolution of legal and interpretative issues shall be the Federal District courts in the State of Florida.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.


                                   Space Systems International Corporation


                                     By: ----------------------------------

                                         John Papazian, President


                                     Rainbow Communications, Inc.


                                      By:
                                         -----------------------------------
                                           Roberto E. Veitia, President


                                    EXHIBIT E
                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Agreement") is made and entered into as of _____________, 2000 by and between Rainbow
Communications, Inc., a Florida corporation (RAINBOW), and Space Systems International Corporation a Delaware corporation (the Client).

         WHEREAS, RAINBOW concurrently with the execution of this Registration Agreement is acquiring shares of the Client's common stock, par value $____ per share ("Common Stock") and/or options to purchase shares of Common Stock; and

         WHEREAS, as a condition to such acquisition, the parties are willing to enter into the agreements contained herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.  Definitions

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

                  "Agreement"   means  the  Public   Relations  and  Advertising
Agreement dated as of the date of this Registration Agreement between RAINBOW and Client.

                  "Client" is defined in the Preamble to this Registration Agreement.

                  "Common Stock" is defined in the Recitals to this Registration Agreement.

                  "RAINBOW" is defined in the Preamble to this Registration Agreement.

                  "Holder" is defined in Section 2.1 hereof.

                  "Lock-Up Period" is defined in Section 2.1 hereof.

                  "Options" mean the Options issuable, in certain circumstances, pursuant to the Agreement, which are exercisable for Common Stock.

                  "Other Holders" is defined in Section 4.3 hereof.

                  "Permitted Transfer" is defined in Section 2.2 hereof.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

                  "Piggyback Notice" is defined in Section 4.1 hereof.

                  "Piggyback Registration" is defined in Section 4.1 hereof.

                  "Registrable Securities" means (i) the Common Stock issued to RAINBOW pursuant to the Agreement, (ii) any Common Stock issued to RAINBOW pursuant to the exercise of Options, and (iii) any securities issued or issuable with respect to the Common Stock referred to in clauses (i) or (ii) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  "Registration Agreement" is defined in the Preamble to this Registration Agreement.

                  "Registration Expenses" is defined in Section 6.1 hereof.

                  "Restricted Securities" is defined in Section 2.1 hereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act"means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "Transfer"is defined in Section 2.1 hereof.

         Section 2.  Restrictions on Transfer


     2.1 Lock-Up Period. Without the express prior written consent of the Client, RAINBOW agrees that, except as set forth in Section 2.2 below, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition of) ("Transfer") any Registrable Securities or Options (collectively, "Restricted Securities") prior to the first anniversary following the date of this Registration Agreement.

     2.2 Permitted Transfers. The restrictions contained in this Section 2 will not apply with respect to any of the following transactions (each, a "Permitted Transfer"):

     2.2.1 a natural person may Transfer Restricted Securities to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such transferee retains the entire beneficial interest;

     2.2.2 RAINBOW may (A) Transfer Restricted Securities to one or more other entities that are wholly owned and controlled, legally and beneficially, by RAINBOW or an Affiliate, or (B) Transfer Restricted Securities by distributing such Restricted Securities in a liquidation, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners; or (C) Transfer Restricted Securities to a director, officer or key employee of RAINBOW or an Affiliate;

     2.2.3 a transferee acquiring Restricted Securities in a Permitted Transfer may Transfer Restricted Securities on his or her death or mental incapacity to such Person's estate, executor, administrator or personal representative or to such Person's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution; or

     2.2.4 RAINBOW or any transferee acquiring Restricted Securities in a Permitted Transfer may Transfer Restricted Securities pursuant to an effective Registration Statement as provided herein or pursuant to an exemption from the registration requirements of the Securities Act.

If any Person Transfers Restricted Securities as described in this Section 2.2, such Restricted Securities shall remain subject to this Registration Agreement and, as a condition of the validity of such Transfer, the transferee shall be required to execute and deliver a counterpart of this Registration Agreement. Thereafter, such transferee shall be deemed to be a Holder for purposes of this Registration Agreement.

     2.3 Rights of Subsequent Holder. Subject to the foregoing restrictions, the Client and RAINBOW hereby agree that any subsequent holder of Registrable Securities shall be entitled to all benefits hereunder as a holder of such securities.

         Section 3.  Demands for Registration.


     3.1 Demand Period3.1 From the date hereof, until the date which is four years from the date hereof (the "Demand Period"), subject to the terms and conditions set forth herein, RAINBOW and the Permitted Transferees will have in the aggregate three opportunities, in addition to other rights enumerated in this Registration Agreement, to request registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"). The Holders of 50% or more of the Registrable Securities shall have the right to exercise the registration rights under this Section 3.


     3.2 Demand Procedure.


     3.2.1 Subject to Sections 3.2.2 and 3.2.4 below, during the Demand Period any Holder or combination of Holders (the "Demanding Shareholders") owning 50% or more of the Registrable Securities may deliver to the Client a written request (a "Demand Registration Request") that the Client register any or all of such Demanding Shareholders' Registrable Shares.

     3.2.2 Holders, in the aggregate, may only make one Demand Registration Request in each six-month period during the Demand Period (the "Interim Demand Periods"). The Client shall only be required to file one registration statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to each Demand Registration Request.

     3.2.3 A Demand Registration Request from Demanding Shareholders shall (i) set forth the number of Registrable Securities intended to be sold pursuant to the Demand Registration Request (ii) disclose whether all or any portion of a distribution pursuant to such registration will be sought by means of an underwriting, and (iii) identify any managing underwriter or managing underwriters proposed for the underwritten portion, if any, of such registration.

     3.2.4 If during any Interim Demand Period, the Client receives a Demand Registration Request from Demanding Shareholders for the registration of Registrable Securities having an aggregate market value of $100,000 or greater, as determined according to the closing price of the Common Stock on the NASDAQ National Market, on the Bulletin Board or in the Pink Sheets on the date of such Demand Registration Request, then the Client shall, subject to the limitations in Sections 3.2.5 and 3.2.6 hereof, (i) use its reasonable best efforts to prepare and file within 30 days of receipt of the Demand registration request with the SEC a registration statement under the Securities Act with respect to all the Registrable Securities that the Demanding Shareholders requested to be registered in the Demand Registration Request, (ii) use its reasonable best efforts to cause such registration statement to become effective within 75 days of receipt of the Demand Registration Request, and (iii) if such registration can be accomplished by means of a registration statement on Form S-3, keep such registration statement effective until such time as the Demanding Shareholders shall have sold or otherwise disposed of all of their Registrable Securities included in the registration. If such registration cannot be accomplished by means of a registration statement on Form S-3, the Client shall use its reasonable best efforts to keep such registration statement effective for at least 180 days.

     3.2.5 It is  anticipated  that the  registration  contemplated  under  this
Section 3 will be accomplished by means of the filing of a Form S-3, and that registration on such form will allow for different means of distribution, including sales by means of an underwriting as well as sales into the open market. If the Demanding Shareholders desire to distribute all or part of the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Client in writing in their initial Demand Registration Request as described in Section 3.2.3 above. A determination of whether all or part of the distribution will be by means of an underwriting shall be made by Demanding Shareholders holding a majority of the Registrable Securities to be included in the registration. If all or part of the distribution is to be by means of an underwriting, all subsequent decisions concerning the underwriting which are to be made by the Demanding Shareholders pursuant to the terms of this Registration Agreement, which shall include the selection of the underwriter or underwriters to be engaged and the representative, if any, of the underwriters so engaged, shall be made by the Demanding Shareholders who hold a majority of the Registrable Securities to be included in the underwriting, subject to approval by the Board of Directors of the Client.

     3.2.6 Upon the receipt by the Client of a Demand Registration Request in accordance with Section 3.2.4 hereof, the Client shall, within ten days following receipt of such Demand Registration Request, give written notice of such request to all Holders. The Client shall include in such notice information concerning whether all, part or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, may require Holders to notify the Client of the means of distribution of their Registrable Securities to be included in the registration. If any Holder who is not a Demanding Shareholder desires to sell any Registrable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registrable Securities included in the registration statement by notifying the Client in writing (a "Supplemental Demand Registration Request") within 20 days of receiving notice of the Demand Registration Request from the Client. The right of any Holder to include all or any portion of its Registrable Securities in an underwriting shall be conditioned upon the Client's having received a timely written request for such inclusion by way of a Demand Registration Request or Supplemental Demand Registration Request (which right shall be further conditioned to the extent provided in this Registration Agreement). All Holders proposing to distribute their Registrable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

     3.2.7 Notwithstanding any other provision of this Section 3, if an underwriter advises the Client in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders in proportion (as nearly as practicable) to the respective amounts of Registrable Securities each Holder owns (or in such other proportion as they shall mutually agree). Registrable Securities excluded or withdrawn from the underwriting in accordance with this Section 3.2.7 shall be withdrawn from the registration.

     3.3 Priority on Request Registration. The Client will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the shares of Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Client in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the shares of Registrable Securities initially requesting registration, the Client will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of shares of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within such acceptable price range, pro rata among the respective Holders thereof on the basis of the number of shares of Registrable Securities owned by each such Holder.

         Section 4.  Piggyback Registrations

     4.1 Right to Piggyback. If the Client proposes to undertake an offering ofshares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registrable Securities (a "Piggyback Registration"), each such time the Client will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (each, a "Piggyback Notice") and, subject to Sections 4.3 and 4.4 hereof, the Client will use its best efforts to cause to be included in such registration all Registrable Securities with respect to which the Client has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice.

     4.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Client, and the managing underwriters advise the Client in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Client, the Client will include in such registration (a) first, the securities the Client proposes to sell and (b) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registrable Securities pursuant to registration rights, pro rata among the holders of Registrable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

     4.3 Priority on Secondary. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Client's securities other than the Holders of Registrable Securities (the "Other Holders"), and the managing underwriters advise the Client in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Client will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration and (b) second, the Registrable Securities requested to be included in such registration hereunder, pro rata among the Holders of Registrable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder.

     4.4 Selection of Underwriters4. In the case of an underwritten Piggyback Registration, the Client will have the right to select the investment banker(s) and manager(s) to administer the offering.

         Section 5. Registration ProceduresSection. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be sold pursuant to this Registration Agreement, the Client will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Client will as expeditiously as possible:

     5.1.1 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective.

     5.1.2 Amendments and Supplements. Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Registration Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

     5.1.3 Provision of Copies. Promptly furnish to each seller of Registrable

Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller.

     5.1.4 Blue Sky Laws. Use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided, that the Client will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1.4, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction.

     5.1.5 Anti-fraud Rules.. Promptly notify each seller of such Registrable Securities when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any such seller, the Client will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided, that the Client will not take any action which causes the prospectus included in such registration statement to contain an untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading, except as permitted by Section 5.5.

     5.1.6 Securities Exchange Listings.. Use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Client are then listed and use its reasonable best efforts to qualify such Registrable Securities for trading on each system on which securities of the same class issued by the Client are then qualified.

     5.1.7  Underwriting  Agreements.   Enter  into  such  customary  agreements
(including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     5.1.8 Due Diligence. Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Client, and cause the Client's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

     5.1.9 applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Client's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

     5.1.10 Deemed Underwriters or Controlling Persons. Permit any Holder of Registrable Securities which Holder, in such Holder's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Client, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Client and furnished to the Client in writing, which in the reasonable judgment of such Holder and its counsel should be included.

     5.1.11 Management Availability.. In connection with underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration or comparable statement, for due diligence meetings and for "road show" meetings.

     5.1.12 Stop Orders. Promptly notify Holders of the Registrable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Client will use its reasonable best efforts promptly to obtain the withdrawal of such order.

     5.1.13 Opinions. At each closing of an underwritten offering, request opinions of counsel to the Client and updates thereof (which opinions and updates shall be reasonably satisfactory to the underwriters of the Registrable Securities being sold) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders or their counsel.
5.1.14 Comfort Letter.. Obtain a cold comfort letter and related bring down letters from the Client's independent public accountants addressed to the selling Holders of Registrable Securities in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request.

     5.2 Further Information. The Client may require each Holder of Registrable Securities to furnish to the Client in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Client may from time to time reasonably request.

     5.3 Notice to Suspend Offers and Sales. Each Investor severally agrees that, upon receipt of any notice from the Client of the happening of any event of the kind described in Sections 5.1.5 or 5.1.12 hereof, such Investor will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 5.1.5 or until the withdrawal of such order under Section 5.1.12.

     5.4 Reference to Holders. If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Client and if, in the Holder's reasonable judgment, such Holder is or might be deemed to be a controlling person of the Client, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Client and presented to the Client in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Client's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Client, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (b) such Holder shall furnish to the Client an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Client.

     5.5 Client's Ability to Postpone. Notwithstanding anything to the contrary contained herein, the Client shall have the right twice in any twelve month period to postpone the filing of any registration statement under Sections 3 or 4 hereof or any amendment or supplement thereto for a reasonable period of time (all such postponements not exceeding 90 days in the aggregate in any twelve month period) if the Client furnishes the Holders of Registrable Securities a certificate signed by the Chairman of the Board of Directors or the President of the Client stating that, in its good faith judgment, the Client's Board of Directors (or the executive committee thereof) has determined that effecting the registration at such time would materially and adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, or would require the Client to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Client.

         Section 6.  Registration ExpensesSection.


     6.1 Expenses Borne by Client. Except as specifically  otherwise provided in
Section 6.2 hereof, the Client will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Client and all independent certified public accountants and other Persons retained by the Client in connection with such registration (all such expenses borne by the Client being herein called the "Registration Expenses").

     6.2 Expenses Borne by Selling Securityholders.. The selling securityholders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Client), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling securityholders divided among such securityholders (including the Client and holders of the Client's securities other than Registrable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such securityholder, or as such securityholders may otherwise agree.

         Section 7.  Indemnification Section.


     7.1 Indemnification by Client.. The Client agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities and each Person who controls within the meaning of the Securities Act) such Holder against all losses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Client of any rules or regulation promulgated under the Securities Act applicable to the Client and relating to action or inaction required of the Client in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Client by such Holder expressly for use therein,
(ii) caused by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto, or (iii) caused by such Holder's failure to discontinue disposition of shares after receiving notice from the Client pursuant to Section 5.3 hereof. In connection with an underwritten offering, the Client will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     7.2   Indemnification  by  Holder.  In  connection  with  any  registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Client in writing such information as the Client reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Client, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Client against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Client.

     7.3 Assumption of Defense by Indemnifying Party. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.4 Binding Effect. The indemnification provided for under this Registration Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Client also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Client's indemnification is unavailable for any reason. Each Holder of Registrable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder's indemnification is unavailable for any reason.

         Section 8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 9.        Miscellaneous.


     9.1 No Inconsistent Agreements. The Client will not hereafter enter into any agreement with respect to its securities which violates the rights granted to the Holders of Registrable Securities in this Registration Agreement.

     9.2 Remedies. Any Person having rights under any provision of this Registration Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Registration Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Registration Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Registration Agreement.

     9.3 Term. Except for the provisions of Section 7 or as specifically otherwise provided herein, the provisions of this Registration Agreement shall apply until such time as all Registrable Securities have ceased to be Registrable Securities hereunder but in no event later than three years from the date of this Registration Agreement.

     9.4 Amendments and Waivers. Except as otherwise specifically provided herein, this Registration Agreement may be amended or waived only upon the prior written consent of the Client and of the Holders of a majority of the then outstanding shares of Registrable Securities.

     9.5 Successors and Assigns.. Subject to Section 2 hereof, all covenants and agreements in this Registration Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of (i) the respective successors and assigns of the parties hereto whether so expressed or not and (ii) the persons referred to in clause (iv) of the definition of Registrable Securities. In addition, whether or not any express assignment has been made but subject in any case to Section 2 hereof, the provisions of this Registration Agreement which are for the benefit of RAINBOW or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of such securities so long as such securities continue to be restricted securities, as that term is defined in Securities Act Rule 144.

     9.6 Severability. Whenever possible, each provision of this Registration Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Registration Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Registration Agreement.

     9.7 Counterparts. This Registration Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Registration Agreement.

     9.8 Descriptive Headings. The descriptive headings of this Registration Agreement are inserted for convenience only and do not constitute a part of this Registration Agreement.

     9.9 Governing Law. All questions concerning the construction, validity and interpretation of this Registration Agreement will be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     9.10 Entire Agreement. This Registration Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein. This Registration Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Registration Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile transmission, sent to the recipient by reputable express courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Holder at the address indicated on the records of the Client and to the Client at the address set forth in the Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9 .12 Confidentiality. The Client shall hold in strict confidence and shall not disclose information with respect to sales of Common Stock by any Holder, including the fact of such sales, the amount of such sales and the timing of such sales, except as such information shall become public without violation of this Section 9.12, as may be required by applicable law, rules or regulations or with the express written consent of such Investor.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the date first above written.


                                       Space Systems International Corporation


                                           By:________________________________
                                                 John Papazian, President


                                         RAINBOW COMMUNICATIONS, INC.


                                           By__________________________________
                                                  Roberto E. Veitia, President




Exhibit 10.1b
                  GULF ATLANTIC PUBLISHING, INC. AGREEMENT


     This GULF ATLANTIC PUBLISHING, INC. Agreement (the "Agreement") is entered into on this ___ day of May,2000, between Gulf Atlantic Publishing, Inc., a Florida corporation ("GAP"), and Space Systems International Corporation., a Delaware corporation ("Client").

         Whereas,   GAP  is  in  the  business  of  planning,   developing   and
implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services");

         Whereas, the Client desires to retain GAP to provide the Advertising and Promotional Services, and GAP desires to provide such Advertising and Promotional Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement;

         Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Advertising and Promotional Services. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, GAP agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A which is attached hereto and incorporated herein by reference, for the period commencing on the latter of (the "Effective Date") the date that this Agreement is executed and delivered by Client or the date that GAP receives payment of its fees as herein provided and expiring on the 730h day following the effective date of this Agreement (the "Term").

     2. Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows.

1.       Representation and Warranties.

         Client represents and warrants to GAP that:

     (1) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

     (2) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors.

     (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms.

     (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

     (5) Litigation. No action, suit or proceeding is pending against or affecting the Client or any of its properties before any court, arbitrator or governmental body or administrative agency and none of the persons owning beneficially or of record more than 10% of the outstanding capital stock of the Client or any of the directors or officers of Client is a party to any action, suit or proceeding before any federal or state court, arbitrator or governmental body or administrative agency (other than routine traffic violations) and no such person has been a party to any such proceedings for more than the past five years.

     (6) Accuracy of Information. The information furnished by Client to GAP regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

2. Covenants and Agreements.

       Client covenants and agrees to comply with the following covenants:

     (1) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to GAP and for the accuracy and completeness of the contents of all materials prepared by GAP for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B attached hereto and incorporated herein by reference as the duly authorized representatives of Client for purposes of certifying to GAP the accuracy of all documents, advertisements or other materials prepared by GAP for and on behalf of Client. The Client agrees to promptly advise GAP in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any report, advertorial or other document prepared by GAP for and on behalf of Client misleading in any material respect. Client hereby agrees that GAP and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until GAP is advised in writing by an authorized representative of Client that the information previously furnished to GAP is inaccurate or incomplete in any material respect. Client acknowledges that GAP shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows: GAP shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that GAP will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

     (2) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

     (3) Financial and Other Information. Client agrees to furnish to GAP the following information:

     (i) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

     (ii) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

     (4) GAP Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to GAP all financial and other information requested by GAP for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that GAP will use such information in performing the services contemplated by this Agreement without independently verifying such information and that GAP does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to GAP. The persons executing this Agreement on behalf of Client agree to keep GAP promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

     (5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

3. Compensation. In consideration of the Advertising and Promotional Services to be performed by GAP hereunder, Client hereby agrees to compensate GAP in the manner and in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto. In addition to the compensation to be paid to GAP as provided in Exhibit C, Client shall reimburse GAP promptly after a written request therefor accompanied by appropriate documentation, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of GAP's counsel, if any) incurred in connection with providing services hereunder or to the extent provided in Exhibit C.

4. Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to GAP and for the contents of all materials, advertorials and other information prepared by GAP for an on behalf of Client as provided herein and Client agrees to indemnify GAP in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

5. Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by GAP to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of GAP to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating GAP to act as a financial or business advisor or consultant to Client, as permitting or obligating GAP to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of GAP with respect to the provisions of services hereunder and GAP shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof..

6. Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of GAP pursuant to Section 3 of this Agreement and to comply with the indemnification provisions pursuant to Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, GAP and, in the case of the indemnity agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under Sections 3 and 4 of this Agreement shall be fully earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

7.  Termination.  GAP  shall  have  the  right  in its  sole  and  absolute discretion to terminate its obligations hereunder and to immediately cease providing Advertising and Promotional Services pursuant to this Agreement if GAP, in the exercise of its reasonable judgment, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements contained herein or if any federal or state governmental agency or instrumentality institutes an investigation or suit against Client or pertaining to the services hereunder.

8. Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of GAP or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of GAP or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that GAP and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to GAP, which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, GAP shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of GAP or of any affiliate or subsidiary of GAP. Nothing herein shall be construed as prohibiting GAP from pursuing any other remedies available to GAP for such breach or threatened breach, including recovery of damages from Client. The undertakings herein shall survive the termination or cancellation of the Agreement for three years.

9. Miscellaneous.

     A. Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Orange County, in the State of Florida (without regard to the principles of conflicts of laws).

     B. Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     C. Amendments to be in Writing. This Agreement may be amended only in a writing signed by all of the parties.

     D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of GAP in exercising its rights shall operate as a waiver of that right or otherwise prejudice GAP. GAP's failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy available to GAP, shall not constitute a waiver by GAP of such provision. No specific waiver by GAP of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

     E. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     F. Cumulation of Rights and Remedies. No right or remedy of GAP under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing, whether by contract, at law, or in equity.

     G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

     H. Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

     I. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgment. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of mailing.

                 Client: Space Systems International Corporation
                         16325 Roca Drive
                         San Diego, California 92128
                         Attn: John Papazian, President/CEO
                         Telephone: 858-618-7149
                         Fax: 858-618-1873


                 GAP:    Gulf Atlantic Publishing, Inc.
                         1947 Lee Road
                         Winter Park, Florida 32789
                         Attn:Irmgard Dotzauer, President
                         Telephone: 407-628-5700
                         Fax:  407-628-0807




     J. Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or
interpretation   of  this  Agreement.

     K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.


         In Witness Whereof, the parties have executed this Agreement as of the date first above written.
                Attest:      Space Systems International Corporation



By:                                          By:
-----------------------------------        -----------------------------------
   Secretary                                      John Papazian, President

[Corporate Seal]



                  Attest:    Gulf Atlantic Publishing, Inc.


By:                                           By:
-----------------------------------          ---------------------------------
    Secretary                                    Irmgard Dotzauer, President

[Corporate Seal]




                                    EXHIBIT A

                      Advertising and Promotional Services


The services to be provided are as follows:

         A. A Four-Color Financial Sentinel - Featured advertorial mailing of 800,000 (for a total of eight (8) issues) will be created of which a two (2) page advertorial will be dedicated to the Client.



         B.       A   Four-Color   Project  "Z"  Magazine  -  Two  (2)  featured
                  advertorial mailings of 100,000 each, will be created of which a four (4) page advertorial will be dedicated to the Client.



         The parties hereto by signing this Exhibit in the space provided below signify their agreement regarding the service to be provided by GAP under the Agreement.


                     Space Systems International Corporation


                      By: ________________________________
                            John Papazian, President


                         Gulf Atlantic Publishing, Inc.


                      By: ________________________________
                           Irmgard Dotzauer, President



                                    EXHIBIT B



Client hereby designates the following person or persons to act on its behalf for the purposes set forth in Section 2 of the Agreement.



------------------------------------        ---------------------------------
DIRECTOR (PLEASE SIGN)                      DIRECTOR (PLEASE PRINT)


------------------------------------        ---------------------------------
PRESIDENT (PLEASE SIGN)                     PRESIDENT (PLEASE PRINT)


------------------------------------        ---------------------------------
VICE PRESIDENT (PLEASE SIGN)                VICE PRESIDENT (PLEASE PRINT)





                                    EXHIBIT C

                                  COMPENSATION


     1. Client agrees to pay to GAP Five Hundred Thousand and 00/100 Dollars ($500,000.00) in cash on execution and delivery of the Agreement or, at the option of Client, to issue to GAP 225,000shares of Common Stock and 500,000 restricted shares in Client (the "Shares"), to be based upon the total issued upon completion of the Companies Reverse Merger/ or becoming a publicly traded company, which Shares shall be duly and validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive right of any stockholders of client. The Shares shall be issued in compliance with the exemption from the registration requirements of the Securities Act of 1933 (the "Act") provided by Section 4(2) of the Act and/or pursuant to Rules 505 or 506 of the General Rules and Regulation under the Securities Act of 1933, or free trading if available


     2. Concurrently with the payment of cash or the issuance of the Shares, Client will execute and deliver the Registration Rights Agreement attached hereto as Exhibit E under which the Client agrees to register the Shares for sale in compliance with the Act as therein provided and to comply with all conditions necessary or required to enable the Shares to be sold pursuant to Rule 144 of the General Rules and Regulation under the Securities Act of 1933.


     3. The Shares, if any, to be issued to GAP shall be approved for issuance in accordance with the rules and regulations of any stock exchange on which the Shares are listed for trading or by the NASDAQ if the shares are listed for trading thereon and shall be issued in compliance with all appropriate federal or state governmental rules and regulations.


     4. Client acknowledges that the consideration to be paid to GAP shall be fully earned on the date that GAP commences providing services under the Agreement regardless of whether the Agreement is terminated as provided in the Agreement prior to completion of all services.


     5. Client agrees to pay or reimburse GAP for all expenses arising out of or related to the provision of services by GAP under the Agreement to the extent provided in the Agreement and/or in Exhibit A thereto.




         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.

                     Space Systems International Corporation


                       By: _______________________________
                            John Papazian, President


                         Gulf Atlantic Publishing, Inc.


                       By: ______________________________
                           Irmgard Dotzauer, President



                                    EXHIBIT D


                                 INDEMNIFICATION


     This Indemnification Agreement constitutes part of the Gulf Atlantic Publishing, Inc. (the Agreement) dated the ____ day of May, 2000, between Client (as defined in the Agreement) and GAP.

     Client acknowledges and agrees that if, in connection with the services or matters that are the subject of or arise out of such Agreement, GAP becomes involved (whether or not as a named party) in any action, claim or legal proceeding (including any governmental inquiry or investigation), Client agrees to reimburse GAP for its reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) as they are incurred by GAP. Client also agrees to indemnify and hold GAP harmless against any losses, claims, damages or liabilities, joint or several, as incurred, to which GAP may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts committed by GAP without the knowledge and/or consent of Client. In the event that the foregoing indemnity is unavailable by operation of law, then Client shall contribute to amounts paid or payable by GAP in respect of such losses, claims, damages and liabilities in the proportion that Client's interest bears to GAP's interest in the matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, then Client shall contribute to such amount paid or payable by GAP in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and GAP on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

     Promptly after GAP's receipt of notice of the commencement of any action or of any claim, GAP will, if a claim in respect thereof is to be made against Client under this Indemnity Agreement, notify Client of the commencement thereof. In case any such action or claim is brought against GAP, Client will be entitled to participate therein and, to the extent that Client may wish, to assume the defense thereof, with counsel satisfactory to GAP. After notice from Client to GAP of Client's election to so assume the defense thereof, Client will not be liable to GAP for indemnification as provided in the preceding paragraph for any legal fees, disbursements of counsel or other expenses subsequently incurred by GAP in connection with the defense thereof other than reasonable costs of investigation; provided that GAP shall have the right to employ separate counsel if, in the reasonable judgment of GAP's counsel, it is advisable for GAP to be represented by separate counsel or if in the reasonable judgment of GAP's counsel, Client is not vigorously and actively defending against any such claim or claims, and in either such event the reasonable legal fees and disbursements of such separate counsel shall be paid by Client.

     The foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of GAP's engagement under the Agreement and shall be in addition to any rights that GAP may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control GAP, be controlled by GAP or be under common control with GAP and to GAP's, and to each such other person's respective affiliates, directors, officers, employees and agents. This Indemnification Agreement shall be binding on any successor of Client.

     Client represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client, enforceable against Client according to its terms.

     This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law, and the forum for resolution of legal and interpretative issues shall be the Federal District courts in the State of Florida.

     The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.


                     Space Systems International Corporation


                                       By:
                                          -------------------------------
                                           John Papazian, President


                     Gulf Atlantic Publishing, Inc. .


                                       By:
                                          -------------------------------
                                           Irmgard Dotzauer, President


                                    EXHIBIT E
                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Agreement") is made and entered into as of _____________, 2000 by and between Gulf Atlantic Publishing, Inc., a Florida corporation (GAP), and Space Systems International Corporation, a Delaware corporation (the Client).

     WHEREAS, GAP concurrently with the execution of this Registration Agreement is acquiring shares of the Client's common stock, par value $____ per share ("Common Stock") and/or options to purchase shares of Common Stock; and

     WHEREAS, as a condition to such acquisition, the parties are willing to enter into the agreements contained herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.  Definitions

     "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

     "Agreement" means the Public Relations and Advertising Agreement dated as of the date of this Registration Agreement between GAP and Client.

     "Client" is defined in the Preamble to this Registration Agreement.

     "Common Stock" is defined in the Recitals to this Registration Agreement.

     "GAP" is defined in the Preamble to this Registration Agreement.

     "Holder" is defined in Section 2.1 hereof.

     "Lock-Up Period" is defined in Section 2.1 hereof.

     "Options" mean the Options issuable, in certain circumstances, pursuant to the Agreement, which are exercisable for Common Stock.

     "Other Holders" is defined in Section 4.3 hereof.

     "Permitted Transfer" is defined in Section 2.2 hereof.

     "Person"  means  an  individual,   a  partnership,   a  joint  venture,   a
corporation, a trust, an unincorporated organization and government or any department or agency thereof.

     "Piggyback Notice" is defined in Section 4.1 hereof.

     "Piggyback Registration"is defined in Section 4.1 hereof.

     "Registrable Securities" means (i) the Common Stock issued to GAP pursuant to the Agreement, (ii) any Common Stock issued to GAP pursuant to the exercise of Options, and (iii) any securities issued or issuable with respect to the Common Stock referred to in clauses (i) or (ii) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Registration Agreement" is defined in the Preamble to this Registration Agreement.

     "Registration Expenses" is defined in Section 6.1 hereof.

     "Restricted Securities" is defined in Section 2.1 hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act"means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Transfer"is defined in Section 2.1 hereof.

         Section 2.  Restrictions on Transfer


     2.1 Lock-Up Period. Without the express prior written consent of the Client, GAP agrees that, except as set forth in Section 2.2 below, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition of) ("Transfer") any Registrable Securities or Options (collectively, "Restricted Securities") prior to the first anniversary following the date of this Registration Agreement.

     2.2 Permitted Transfers. The restrictions contained in this Section 2 will not apply with respect to any of the following transactions (each, a "Permitted Transfer"):

     2.2.1 a natural person may Transfer Restricted Securities to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such transferee retains the entire beneficial interest;

     2.2.2 GAP may (A) Transfer Restricted Securities to one or more other entities that are wholly owned and controlled, legally and beneficially, by GAP or an Affiliate, or (B) Transfer Restricted Securities by distributing such Restricted Securities in a liquidation, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners; or (C) Transfer Restricted Securities to a director, officer or key employee of GAP or an Affiliate;

     2.2.3 a transferee acquiring Restricted Securities in a Permitted Transfer may Transfer Restricted Securities on his or her death or mental incapacity to such Person's estate, executor, administrator or personal representative or to such Person's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution; or

     2.2.4 GAP or any transferee acquiring Restricted Securities in a Permitted Transfer may Transfer Restricted Securities pursuant to an effective Registration Statement as provided herein or pursuant to an exemption from the registration requirements of the Securities Act.

If any Person Transfers Restricted Securities as described in this Section 2.2, such Restricted Securities shall remain subject to this Registration Agreement and, as a condition of the validity of such Transfer, the transferee shall be required to execute and deliver a counterpart of this Registration Agreement. Thereafter, such transferee shall be deemed to be a Holder for purposes of this Registration Agreement.

     2.3 Rights of Subsequent Holder. Subject to the foregoing restrictions, the Client and GAP hereby agree that any subsequent holder of Registrable Securities shall be entitled to all benefits hereunder as a holder of such securities.

         Section 3.  Demands for Registration.


     3.1 Demand Period3.1 From the date hereof, until the date which is four years from the date hereof (the "Demand Period"), subject to the terms and conditions set forth herein, GAP and the Permitted Transferees will have in the aggregate three opportunities, in addition to other rights enumerated in this Registration Agreement, to request registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"). The Holders of 50% or more of the Registrable Securities shall have the right to exercise the registration rights under this Section 3.


     3.2 Demand Procedure.


     3.2.1 Subject to Sections 3.2.2 and 3.2.4 below, during the Demand Period any Holder or combination of Holders (the "Demanding Shareholders") owning 50% or more of the Registrable Securities may deliver to the Client a written request (a "Demand Registration Request") that the Client register any or all of such Demanding Shareholders' Registrable Shares.

     3.2.2 Holders, in the aggregate, may only make one Demand Registration Request in each six-month period during the Demand Period (the "Interim Demand Periods"). The Client shall only be required to file one registration statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to each Demand Registration Request.

     3.2.3 A Demand Registration Request from Demanding Shareholders shall (i) set forth the number of Registrable Securities intended to be sold pursuant to the Demand Registration Request (ii) disclose whether all or any portion of a distribution pursuant to such registration will be sought by means of an underwriting, and (iii) identify any managing underwriter or managing underwriters proposed for the underwritten portion, if any, of such registration.

     3.2.4 If during any Interim Demand Period, the Client receives a Demand Registration Request from Demanding Shareholders for the registration of Registrable Securities having an aggregate market value of $100,000 or greater, as determined according to the closing price of the Common Stock on the NASDAQ National Market, on the Bulletin Board or in the Pink Sheets on the date of such Demand Registration Request, then the Client shall, subject to the limitations in Sections 3.2.5 and 3.2.6 hereof, (i) use its reasonable best efforts to prepare and file within 30 days of receipt of the Demand registration request with the SEC a registration statement under the Securities Act with respect to all the Registrable Securities that the Demanding Shareholders requested to be registered in the Demand Registration Request, (ii) use its reasonable best efforts to cause such registration statement to become effective within 75 days of receipt of the Demand Registration Request, and (iii) if such registration can be accomplished by means of a registration statement on Form S-3, keep such registration statement effective until such time as the Demanding Shareholders shall have sold or otherwise disposed of all of their Registrable Securities included in the registration. If such registration cannot be accomplished by means of a registration statement on Form S-3, the Client shall use its reasonable best efforts to keep such registration statement effective for at least 180 days.

     3.2.5 It is  anticipated  that the  registration  contemplated  under  this
Section 3 will be accomplished by means of the filing of a Form S-3, and that registration on such form will allow for different means of distribution, including sales by means of an underwriting as well as sales into the open market. If the Demanding Shareholders desire to distribute all or part of the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Client in writing in their initial Demand Registration Request as described in Section 3.2.3 above. A determination of whether all or part of the distribution will be by means of an underwriting shall be made by Demanding Shareholders holding a majority of the Registrable Securities to be included in the registration. If all or part of the distribution is to be by means of an underwriting, all subsequent decisions concerning the underwriting which are to be made by the Demanding Shareholders pursuant to the terms of this Registration Agreement, which shall include the selection of the underwriter or underwriters to be engaged and the representative, if any, of the underwriters so engaged, shall be made by the Demanding Shareholders who hold a majority of the Registrable Securities to be included in the underwriting, subject to approval by the Board of Directors of the Client.

     3.2.6 Upon the receipt by the Client of a Demand Registration Request in accordance with Section 3.2.4 hereof, the Client shall, within ten days following receipt of such Demand Registration Request, give written notice of such request to all Holders. The Client shall include in such notice information concerning whether all, part or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, may require Holders to notify the Client of the means of distribution of their Registrable Securities to be included in the registration. If any Holder who is not a Demanding Shareholder desires to sell any Registrable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registrable Securities included in the registration statement by notifying the Client in writing (a "Supplemental Demand Registration Request") within 20 days of receiving notice of the Demand Registration Request from the Client. The right of any Holder to include all or any portion of its Registrable Securities in an underwriting shall be conditioned upon the Client's having received a timely written request for such inclusion by way of a Demand Registration Request or Supplemental Demand Registration Request (which right shall be further conditioned to the extent provided in this Registration Agreement). All Holders proposing to distribute their Registrable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

     3.2.7 Notwithstanding any other provision of this Section 3, if an underwriter advises the Client in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders in proportion (as nearly as practicable) to the respective amounts of Registrable Securities each Holder owns (or in such other proportion as they shall mutually agree). Registrable Securities excluded or withdrawn from the underwriting in accordance with this Section 3.2.7 shall be withdrawn from the registration.

     3.3 Priority on Request Registration. The Client will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the shares of Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Client in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the shares of Registrable Securities initially requesting registration, the Client will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of shares of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within such acceptable price range, pro rata among the respective Holders thereof on the basis of the number of shares of Registrable Securities owned by each such Holder.

         Section 4.  Piggyback Registrations

     4.1 Right to Piggyback. If the Client proposes to undertake an offering ofshares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registrable Securities (a "Piggyback Registration"), each such time the Client will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (each, a "Piggyback Notice") and, subject to Sections 4.3 and 4.4 hereof, the Client will use its best efforts to cause to be included in such registration all Registrable Securities with respect to which the Client has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice.

     4.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Client, and the managing underwriters advise the Client in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Client, the Client will include in such registration (a) first, the securities the Client proposes to sell and (b) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registrable Securities pursuant to registration rights, pro rata among the holders of Registrable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

     4.3 Priority on Secondary. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Client's securities other than the Holders of Registrable Securities (the "Other Holders"), and the managing underwriters advise the Client in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Client will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration and (b) second, the Registrable Securities requested to be included in such registration hereunder, pro rata among the Holders of Registrable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder.

     4.4 Selection of Underwriters4. In the case of an underwritten Piggyback Registration, the Client will have the right to select the investment banker(s) and manager(s) to administer the offering.

         Section 5. Registration ProceduresSection. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be sold pursuant to this Registration Agreement, the Client will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Client will as expeditiously as possible:

     5.1.1 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective.

     5.1.2 Amendments and Supplements. Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Registration Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

     5.1.3 Provision of Copies. Promptly furnish to each seller of Registrable Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller.

     5.1.4 Blue Sky Laws. Use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided, that the Client will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1.4, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction.

     5.1.5 Anti-fraud Rules.. Promptly notify each seller of such Registrable Securities when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any such seller, the Client will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided, that the Client will not take any action which causes the prospectus included in such registration statement to contain an untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading, except as permitted by Section 5.5.

     5.1.6 Securities Exchange Listings.. Use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Client are then listed and use its reasonable best efforts to qualify such Registrable Securities for trading on each system on which securities of the same class issued by the Client are then qualified.

     5.1.7  Underwriting  Agreements.   Enter  into  such  customary  agreements
(including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     5.1.8 Due Diligence. Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Client, and cause the Client's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

     5.1.9 Earning Statement. Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Client's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     5.1.10 Deemed Underwriters or Controlling Persons. Permit any Holder of Registrable Securities which Holder, in such Holder's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Client, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Client and furnished to the Client in writing, which in the reasonable judgment of such Holder and its counsel should be included.

     5.1.11 Management Availability.. In connection with underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration or comparable statement, for due diligence meetings and for "road show" meetings.

     5.1.12 Stop Orders. Promptly notify Holders of the Registrable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Client will use its reasonable best efforts promptly to obtain the withdrawal of such order.

     5.1.13 Opinions. At each closing of an underwritten offering, request opinions of counsel to the Client and updates thereof (which opinions and updates shall be reasonably satisfactory to the underwriters of the Registrable Securities being sold) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders or their counsel.

     5.1.14 Comfort Letter.. Obtain a cold comfort letter and related bring down letters from the Client's independent public accountants addressed to the selling Holders of Registrable Securities in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request.

     5.2 Further Information. The Client may require each Holder of Registrable Securities to furnish to the Client in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Client may from time to time reasonably request.

     5.3 Notice to Suspend Offers and Sales. Each Investor severally agrees that, upon receipt of any notice from the Client of the happening of any event of the kind described in Sections 5.1.5 or 5.1.12 hereof, such Investor will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 5.1.5 or until the withdrawal of such order under Section 5.1.12.

     5.4 Reference to Holders. If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Client and if, in the Holder's reasonable judgment, such Holder is or might be deemed to be a controlling person of the Client, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Client and presented to the Client in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Client's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Client, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (b) such Holder shall furnish to the Client an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Client.

     5.5 Client's Ability to Postpone. Notwithstanding anything to the contrary contained herein, the Client shall have the right twice in any twelve month period to postpone the filing of any registration statement under Sections 3 or 4 hereof or any amendment or supplement thereto for a reasonable period of time (all such postponements not exceeding 90 days in the aggregate in any twelve month period) if the Client furnishes the Holders of Registrable Securities a certificate signed by the Chairman of the Board of Directors or the President of the Client stating that, in its good faith judgment, the Client's Board of Directors (or the executive committee thereof) has determined that effecting the registration at such time would materially and adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, or would require the Client to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Client.

         Section 6.  Registration ExpensesSection.


     6.1 Expenses Borne by Client. Except as specifically  otherwise provided in
Section 6.2 hereof, the Client will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Client and all independent certified public accountants and other Persons retained by the Client in connection with such registration (all such expenses borne by the Client being herein called the "Registration Expenses").

     6.2 Expenses Borne by Selling Securityholders.. The selling securityholders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Client), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling securityholders divided among such securityholders (including the Client and holders of the Client's securities other than Registrable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such securityholder, or as such securityholders may otherwise agree.

         Section 7.  Indemnification Section.


     7.1 Indemnification by Client.. The Client agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities and each Person who controls (within the meaning of the Securities Act) such Holder against all losses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Client of any rules or regulation promulgated under the Securities Act applicable to the Client and relating to action or inaction required of the Client in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Client by such Holder expressly for use therein,
(ii) caused by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto, or (iii) caused by such Holder's failure to discontinue disposition of shares after receiving notice from the Client pursuant to Section 5.3 hereof. In connection with an underwritten offering, the Client will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     7.2   Indemnification  by  Holder.  In  connection  with  any  registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Client in writing such information as the Client reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Client, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Client against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Client.

     7.3 Assumption of Defense by Indemnifying Party. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.4 Binding Effect. The indemnification provided for under this Registration Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Client also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Client's indemnification is unavailable for any reason. Each Holder of Registrable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder's indemnification is unavailable for any reason.

         Section 8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 9.        Miscellaneous.


     9.1 No Inconsistent Agreements. The Client will not hereafter enter into any agreement with respect to its securities which violates the rights granted to the Holders of Registrable Securities in this Registration Agreement.

     9.2 Remedies. Any Person having rights under any provision of this Registration Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Registration Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Registration Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Registration Agreement.

     9.3 Term. Except for the provisions of Section 7 or as specifically otherwise provided herein, the provisions of this Registration Agreement shall apply until such time as all Registrable Securities have ceased to be Registrable Securities hereunder but in no event later than three years from the date of this Registration Agreement.

     9.4 Amendments and Waivers. Except as otherwise specifically provided herein, this Registration Agreement may be amended or waived only upon the prior written consent of the Client and of the Holders of a majority of the then outstanding shares of Registrable Securities.

     9.5 Successors and Assigns.. Subject to Section 2 hereof, all covenants and agreements in this Registration Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of (i) the respective successors and assigns of the parties hereto whether so expressed or not and (ii) the persons referred to in clause (iv) of the definition of Registrable Securities. In addition, whether or not any express assignment has been made but subject in any case to Section 2 hereof, the provisions of this Registration Agreement which are for the benefit of GAP or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of such securities so long as such securities continue to be restricted securities, as that term is defined in Securities Act Rule 144.

     9.6 Severability. Whenever possible, each provision of this Registration Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Registration Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Registration Agreement.

     9.7 Counterparts. This Registration Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Registration Agreement.

     9.8 Descriptive Headings. The descriptive headings of this Registration Agreement are inserted for convenience only and do not constitute a part of this Registration Agreement.

     9.9 Governing Law. All questions concerning the construction, validity and interpretation of this Registration Agreement will be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     9.10 Entire Agreement.. This Registration Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein. This Registration Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Registration Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile transmission, sent to the recipient by reputable express courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Holder at the address indicated on the records of the Client and to the Client at the address set forth in the Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9 .12 Confidentiality. The Client shall hold in strict confidence and shall not disclose information with respect to sales of Common Stock by any Holder, including the fact of such sales, the amount of such sales and the timing of such sales, except as such information shall become public without violation of this Section 9.12, as may be required by applicable law, rules or regulations or with the express written consent of such Investor.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the date first above written.


                     Space Systems International Corporation


                        By: _____________________________
                            John Papazian, President


                      GULF ATLANTIC PUBISHING, INC.


                         By:_____________________________

                           Irmgard Dotzauer, President



Exhibit 23.2


CONSENT OF
INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Amendment No.2 to the Form S-4 of First Enterprise Service Group, Inc. of our report dated June 15, 2000, relating to the financial statements of Space Systems International Corporation, and to the reference to us under the heading "Experts" in such registration statement.




San Diego, California                            PANNELL KERR FORSTER
October 3, 2000                              Certified Public Accountants
                                               A Professional Corporation






                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 22, 2000 .

                                          FIRST ENTERPRISE SERVICE GROUP, INC.


                                          By: /s/  MICHAEL T. WILLIAMS.

                                                 President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                TITLE                        DATE

/s/ Michael Williams    President and Treasurer       September 22, 2000